UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.      )
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Cooper Tire & Rubber Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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COOPER TIRE & RUBBER COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

The 2010 Annual Meeting of Stockholders of Cooper Tire & Rubber Company (the “Company”) will be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242 on Tuesday, May 4, 2010, at 10:00 a.m., Eastern Daylight Time, for the following purposes:

(1)	To elect three Directors of the Company.

(2)	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2010.

(3)	To consider a proposal to declassify the Board of Directors.

(4)	To approve the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan.

(5)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Only holders of Common Stock of record at the close of business on March 11, 2010, are entitled to notice of and to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
James E. Kline,
Vice President,
General Counsel, and Secretary

Findlay, Ohio
March 25, 2010

Please mark, date, and sign the enclosed proxy and return it promptly in the enclosed addressed envelope, which requires no postage. In the alternative, you may vote by Internet or telephone. See page 2 of the proxy statement for additional information on voting by Internet or telephone. If you are present and vote in person at the Annual Meeting, the enclosed proxy card will not be used.

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COOPER TIRE & RUBBER COMPANY

701 Lima Avenue, Findlay, Ohio 45840
March 25, 2010

PROXY STATEMENT

GENERAL INFORMATION AND VOTING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cooper Tire & Rubber Company (the “Company”, “Cooper Tire”, “our”, “we”, or “us”) to be used at the Annual Meeting of Stockholders of the Company to be held on May 4, 2010, at 10:00 a.m., Eastern Daylight Time, at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242. This proxy statement and the related form of proxy were first mailed or made available to stockholders on or about March 25, 2010.

Purpose of Annual Meeting

The purpose of the Annual Meeting is for stockholders to act on the matters outlined in the notice of Annual Meeting on the cover page of this proxy statement. These matters consist of (1) the election of three Directors, (2) the ratification of the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2010, (3) the consideration of a proposal to declassify the Board of Directors, (4) the approval of the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan, and (5) the transaction of such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

Voting

Only stockholders who owned shares of Common Stock at the close of business on March 11, 2010, (the “record date”) will be eligible to vote at the Annual Meeting. As of the record date, there were 61,146,610 shares of Common Stock outstanding. Each stockholder will be entitled to one vote for each share owned.

The holders of a majority of the shares of Common Stock issued and outstanding, and present in person or represented by proxy, constitute a quorum. Abstentions and “broker non-votes” with respect to a proposal will be counted to determine whether a quorum is present at the Annual Meeting. “Broker non-votes” occur when certain nominees holding shares for beneficial owners do not vote those shares on a particular proposal because the nominees do not have discretionary authority to do so and have not received voting instructions with respect to the proposal from the beneficial owners.

Agenda Item 1.  Except in the case of a contested election, each nominee for election as a Director who receives a majority of the votes cast with respect to such Director’s election by stockholders will be elected as a Director. In the case of a contested election, the nominees for election as Directors who receive the greatest number of votes will be elected as Directors. Abstentions and “broker non-votes” are not counted for purposes of the election of Directors.

Agenda Item 2.  Although the Company’s independent registered public accounting firm may be selected by the Audit Committee of the Board of Directors without stockholder approval, the Audit Committee will consider the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting to be a ratification by the stockholders of the selection of

Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Agenda Item 3.  The proposal to declassify the Board of Directors requires the affirmative vote of 80% of the Common Stock issued and outstanding. As a result, “broker non-votes” and abstentions will have the same effect as a vote cast against the proposal.

Agenda Item 4.  The proposal to approve the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan requires the affirmative vote of a majority of shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting. As a result, abstentions will have the same effect as a vote cast against the proposal, but “broker non-votes” will have no effect on the outcome of this proposal.

Proxy Matters

Stockholders may vote by completing, properly signing, and returning the accompanying proxy card, or by attending and voting at the Annual Meeting. If you properly complete and return your proxy card in time to vote, your proxy (one of the individuals named in the proxy card) will vote your shares as you have directed. If you sign and return the proxy card but do not indicate specific choices as to your vote, your proxy will vote your shares (i) to elect the nominees listed under “Nominees for Director”, (ii) for the ratification of the selection of the Company’s independent registered public accounting firm, (iii) for the proposal to declassify the Board of Directors, and (iv) for approval of the 2010 Incentive Compensation Plan.

Stockholders of record and participants in certain defined contribution plans sponsored by the Company (see below) may also vote by using a touch-tone telephone to call 1-800-690-6903, or by the Internet by accessing the following website: http://www.proxyvote.com.

Voting instructions, including your stockholder account number and personal proxy control number, are contained on the accompanying proxy card. You will also use this accompanying proxy card if you are a participant in the following defined contribution plans sponsored by the Company:

•	Spectrum Investment Savings Plan

•	Pre-Tax Savings Plan (Texarkana)

•	Pre-Tax Savings Plan (Findlay)

Those stockholders of record who choose to vote by telephone or Internet must do so no later than 11:59 p.m., Eastern Daylight Time, on May 3, 2010. All voting instructions from participants in the defined contribution plans sponsored by the Company and listed above must be received no later than 5:00 p.m., Eastern Daylight Time, on April 30, 2010.

A stockholder may revoke a proxy by filing a notice of revocation with the Secretary of the Company, or by submitting a properly executed proxy card bearing a later date. A stockholder may also revoke a previously executed proxy (including one submitted by Internet or telephone) by attending and voting at the Annual Meeting, after requesting that the earlier proxy be revoked. Attendance at the Annual Meeting, without further action on the part of the stockholder, will not operate to revoke a previously granted proxy card. If the shares are held in the name of a bank, broker or other holder of record, the stockholder must obtain a proxy executed in his or her favor from the holder of record to be able to vote at the Annual Meeting.

AGENDA ITEM 1

ELECTION OF DIRECTORS

The Bylaws of the Company provide for the Board of Directors to be divided into three classes. Three Directors are to be elected to the class having a term expiring in 2013. If elected, each Director will serve for a three-year term expiring in 2013 and until his or her successor is elected and qualified. Each of the nominees is a Director standing for re-election and has consented to stand for election to a term as described above. In the event that any of the nominees becomes unavailable to serve as a Director before the Annual Meeting, the Board of Directors will designate a new nominee, and the persons named as proxies will vote for that substitute nominee.

The Board of Directors recommends that stockholders vote FOR the three nominees for Director.

NOMINEES FOR DIRECTOR

ROY V. ARMES	Chairman of the Board, President, and Chief Executive Officer

       Mr. Armes, age 57, has served as President and Chief Executive Officer of the Company since January 2007 and as Chairman of the Board since December 2007. He was previously employed at Whirlpool Corporation, a manufacturer and marketer of major home appliances, for 31 years, where he gained experience in engineering, manufacturing, global procurement, and international operations management. Mr. Armes also developed a successful track record at Whirlpool Corporation of developing customer relationships and consumer oriented products. During his career at Whirlpool Corporation, Mr. Armes served in positions including: Senior Vice President, Project Management Office; Corporate Vice President and General Director, Whirlpool Mexico; Corporate Vice President, Global Procurement Operations; President/Managing Director, Whirlpool Greater China; Vice President, Manufacturing Technology, Whirlpool Asia (Singapore); and Vice President, Manufacturing & Technology, Refrigeration Products, Whirlpool Europe (Italy). Mr. Armes’ education, board member experience, and business management experience in manufacturing, technology, and sales and marketing, including eight years of international business experience, qualify him to continue serving as a member of the Board of Directors. Mr. Armes has a B.S. in Mechanical Engineering from The University of Toledo.

Director Since	2007
Nominee for Term to Expire	2013

NOMINEES FOR DIRECTOR (CONT.)

THOMAS P. CAPO	Chairman of the Board, Dollar Thrifty Automotive Group, Inc.

       Mr. Capo, age 59, has served as a director of Dollar Thrifty Automotive Group, Inc., a vehicle rental company, since November 1997 and Chairman of the Board since October 2003. Mr. Capo was a Senior Vice President and Treasurer of DaimlerChrysler Corporation, an automobile manufacturer, from November 1998 until August 2000. From November 1991 to October 1998, he was Treasurer of Chrysler Corporation, an automobile manufacturer. Prior to holding these positions, Mr. Capo served as Vice President and Controller of Chrysler Financial Corporation, a finance company. Mr. Capo’s education, board experience, and business management experience, especially in finance, treasury, and accounting, including his service as a treasurer and controller, qualify him to continue serving as a member of the Board of Directors. Mr. Capo has a B.S. in Accounting and Finance, an M.A. in Economics, and an M.B.A. in Finance, each from the University of Detroit Mercy.

Director Since	2007
Nominee for Term to Expire	2013

ROBERT D. WELDING	Non-Executive Chairman, Public Safety Equipment (Int’l) Limited

       Mr. Welding, age 61, is the Non-Executive Chairman of Public Safety Equipment (Int’l) Limited, a manufacturer of highway safety and enforcement products. Prior to that, he was President, Chief Executive Officer and a director of Federal Signal Corporation, a manufacturer of capital equipment, from November 2003 until his retirement in 2008. Prior to holding those positions, Mr. Welding was Executive Vice President of BorgWarner, Inc., a U.S. automotive parts supplier, and Group President of BorgWarner’s Driveline Group from November 2002 until November 2003, and was President of BorgWarner’s Transmission Systems Division from 1996 to November 2002. Mr. Welding’s education, board member experience, and business management experience in strategy development, operations leadership, continuous improvement, product development, technology, and corporate leadership qualify him to continue serving as a member of the Board of Directors. Mr. Welding graduated from the University of Nebraska with a B.S. in Mechanical Engineering, holds an M.B.A. from the University of Michigan, and is a graduate of Harvard Business School’s Advanced Management Program.

Director Since	2007
Nominee for Term to Expire	2013

DIRECTORS WHO ARE NOT NOMINEES

LAURIE J. BREININGER	Former President, Americas Bath & Kitchen, American Standard Companies, Inc.

       Ms. Breininger, age 52, was President of the Americas Bath & Kitchen business of American Standard Companies, Inc., from 2000 until February 2005. American Standard is a global manufacturer of brand name bathroom and kitchen fixtures and fittings and other products. Ms. Breininger has been a private investor since 2005. Ms. Breininger’s education, board member experience, and 25 years of business management experience in operations, human resources, process management, finance, marketing, and accounting, including overseeing public reporting and financial functions, qualify her to continue serving as a member of the Board of Directors. Ms. Breininger graduated from the University of Wisconsin — Madison with a B.A. in Finance and Economics.

Director Since	2003
Expiration of Term	2011

STEVEN M. CHAPMAN	Group Vice President, Emerging Markets & Businesses, Cummins, Inc.

       Mr. Chapman, age 56, is Group Vice President, Emerging Markets & Businesses, for Cummins, Inc. Cummins designs, manufactures, and markets diesel engines and related components and power systems. Mr. Chapman has been with Cummins since 1985 and served in various capacities, including as President of Cummins’ International Distribution Business, Vice President of International, and Vice President of Southeast Asia and China. Mr. Chapman’s education, board member experience, and business management experience in operations and international operations qualify him to continue serving as a member of the Board of Directors. Mr. Chapman graduated from St. Olaf College with a B.A. in Asian Studies and from Yale University with a M.P.P.M. in Management.

Director Since	2006
Expiration of Term	2011

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

JOHN J. HOLLAND	President, Greentree Advisors LLC

       Mr. Holland, age 60, is President of Greentree Advisors LLC. Greentree Advisors LLC provides business advisory services. Prior to that, he was the President, Chief Operating Officer, and Chief Financial Officer of MMFX Technologies Corporation from September 2008 until October 2009. MMFX Technologies is an inventor and manufacturer of nano technology steel. Prior to that, he was Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the non-residential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland’s education, board member experience, and business management experience in operations and accounting, including his service as a chief executive officer and chief financial officer, qualify him to continue serving as a member of the Board of Directors. Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas. Mr. Holland is also a director of Saia, Inc. (formerly SCS Transportation, Inc.) and also director of NCI Buildings.

Director Since	2003
Expiration of Term	2012

JOHN F. MEIER	Chairman of the Board and Chief Executive Officer, Libbey Inc.

       Mr. Meier, age 62, is Chairman of the Board and Chief Executive Officer of Libbey Inc., a producer of glass tableware and china, since 1993. Mr. Meier’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors. Mr. Meier received a B.S. degree in Business Administration from Wittenberg University and an M.B.A. degree from Bowling Green State University. He is trustee emeritus of Wittenberg University. Mr. Meier is also a director of Applied Industrial Technologies, Inc.

Director Since	1997
Expiration of Term	2012

DIRECTORS WHO ARE NOT NOMINEES (CONT.)

JOHN H. SHUEY	Former Chairman of the Board, President and Chief Executive Officer, Amcast Industrial Corporation

       Mr. Shuey, age 64, joined Amcast Industrial Corporation, a producer of aluminum components for the automotive industry and plumbing products for the construction industry, in 1991 as Executive Vice President. He was elected President and Chief Operating Officer in 1993, a director in 1994, Chief Executive Officer in 1995, and Chairman in 1997. Mr. Shuey served as Chairman of the Board, President and Chief Executive Officer through February 2001. Since February 2001, Mr. Shuey has been a private investor. Mr. Shuey’s education, board member experiences, and business and financial management experience, including service as chief financial officer for two Fortune 500 companies, as well as his service as a chief executive officer and in numerous leadership positions for many organizations, qualify him to continue serving as a member of the Board of Directors. Mr. Shuey has a B.S. degree in Industrial Engineering and an M.B.A. degree, both from the University of Michigan.

Director Since	1996
Expiration of Term	2012

RICHARD L. WAMBOLD	Chairman of the Board and Chief Executive Officer, Pactiv Corporation

       Mr. Wambold, age 58, has been Chief Executive Officer of Pactiv Corporation, a global provider of advanced packaging solutions, since 1999 and Chairman of the Board since 2000. Mr. Wambold’s education, board member experience, and business management experience, including his service as a chief executive officer, qualify him to continue serving as a member of the Board of Directors. Mr. Wambold holds a B.A. in Government and an M.B.A. from the University of Texas. Mr. Wambold is also a director of Precision Castparts Corp.

Director Since	2003
Expiration of Term	2011

Note:  The beneficial ownership of the Directors and nominees in the Common Stock of the Company is shown in the table at page 67 of this proxy statement.

AGENDA ITEM 2

RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the independent registered public accounting firm of the Company in 2009 and has been retained by the Audit Committee to do so in 2010. In connection with the audit of the 2009 financial statements, the Company entered into an engagement letter with Ernst & Young LLP that sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures. The Board of Directors has directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Ernst & Young LLP, notwithstanding the fact that the stockholders did not ratify the selection, or select another nationally recognized accounting firm without resubmitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right in its discretion to select a different nationally recognized accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of the Company’s independent registered public accounting firm.

AGENDA ITEM 3

PROPOSAL TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO
PROVIDE FOR ANNUAL ELECTION OF ALL DIRECTORS

The stockholders are asked to consider and vote upon the following proposal:

That subject to stockholder approval, the Company’s Restated Certificate of Incorporation (the “Certificate”) be amended and restated to provide for the annual election of all Directors beginning at the 2011 Annual Meeting of Stockholders; provided, however, that prior to the 2011 Annual Meeting of Stockholders, any Director elected by the stockholders of the Company to a three-year term may complete the term to which he or she has been elected, and such other conforming and technical changes to the Certificate as may be necessary or appropriate.

General Description

Article NINTH of the Company’s Certificate currently provides that our Board be divided into three classes of approximately equal size, composed of directors each serving terms of office of three years. On February 25, 2010, the Board voted to approve, and to recommend to our stockholders that they approve, a proposal to amend and restate our Certificate to phase out the classification of the Board to provide instead for the annual election of all directors and to make certain conforming and technical changes to the Certificate as necessary or appropriate.

If this proposal is approved by our stockholders, those directors previously elected for three-year terms of office by our stockholders will complete their three-year terms, and would be eligible for re-election thereafter for one-year terms at each annual meeting of stockholders. This means that directors whose terms expire at the 2011 and 2012 annual meetings of stockholders would be elected for one-year terms, and beginning with the 2013 annual meeting, all directors would be elected for one-year terms at each annual meeting. In addition, in the case of any vacancy on the Board occurring after the 2010 annual meeting, including a vacancy created by an increase in the number of directors, the vacancy would be filled by interim election of the Board, with the new director to serve a term ending at the next annual meeting. At all times, directors are elected to serve for their respective terms and until their successors have been elected and qualified. This proposal would not change the present number of directors, and it would not change the Board’s authority to change that number and to fill any vacancies or newly created directorships.

Delaware law provides that members of a board that is classified may be removed only for cause by the holders of a majority of the shares then entitled to vote at an election of directors, unless the certificate of incorporation otherwise provides. At present, because our Board is classified, the Certificate provides that our directors are removable only for cause. If this proposal to declassify our Board is approved by the stockholders, Article NINTH of the Certificate would be amended to provide that each director elected by the stockholders on or after the annual meeting in 2011 may be removed with or without cause by the holders of a majority of the shares of the Company entitled to vote in the election of Directors.

The affirmative vote of at least 80% of the voting power of our outstanding common stock is necessary to amend the Certificate and approve this proposal. Unless such vote is received, the present classification of the Board will continue.

The proposed amendments to the Certificate as a result of this proposal are substantially in the form of Appendix A to this proxy statement, with additions indicated

by underlining and deletions indicated by strike-outs. The general description above is subject to the actual text reflected in Appendix A.

If approved, this proposal will become effective upon the filing of an amended and restated certificate of incorporation containing these amendments with the Secretary of State of Delaware, which the Company intends to do promptly after stockholder approval is obtained. If this proposal is approved by the Company’s stockholders, the Board will also make conforming and technical changes to the Company’s Bylaws as may be necessary or appropriate to phase out the classification of the Board.

In deciding to recommend declassification of the Board, the Board considered the arguments in favor of and against continuation of the classified Board, including the view of some stockholders who believe that classified boards have the effect of reducing the accountability of directors to stockholders because classified boards limit the ability of stockholders to evaluate and elect all directors on an annual basis. The Board has determined that providing for the annual election of directors in order to maintain and enhance the accountability of our Board to our stockholders outweighs the legitimate benefits of a classified board.

The Board of Directors recommends a vote FOR amending the Company’s Restated Certificate of Incorporation to provide for the annual election of Directors.

AGENDA ITEM 4

PROPOSAL TO APPROVE THE 2010 INCENTIVE COMPENSATION PLAN

The Company desires to establish a new equity performance and incentive plan in order to advance the interests of the Company and its stockholders by attracting and retaining officers and employees and rewarding its officers and employees for contributing to the success of the Company and the creation of stockholder value. The Plan also advances the interests of the Company and its stockholders by attracting, retaining, and motivating high caliber individuals who are not currently employees of the Company to serve as members of the Board of Directors by providing them equity-based compensation. For this purpose, the stockholders are being asked to approve the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan (the “Incentive Plan”), which will provide for the issuance of up to 4,968,798 shares of Common Stock under the Incentive Plan, subject to adjustment pursuant to the terms of the Incentive Plan. As part of this request, the Company proposes that 3,118,798 shares that the stockholders previously approved for issuance and that remain unissued under the 1998 Non-Employee Directors Compensation Deferral Plan, the 2002 Non-Employee Directors Stock Option Plan (together the “Directors Plans”), and the 2006 Incentive Compensation Plan be reauthorized for issuance and be included in the total number of shares authorized above for issuance under the Incentive Plan.

There are several features in the 2010 Incentive Compensation Plan that are different from the 2006 Incentive Compensation Plan:

•	The method for counting full-value awards is revised so that for every full-value share granted, 1.55 shares will be subtracted from the total shares available for grant. Stock option and stock appreciation right awards will continue to be counted on a one-for-one basis.

•	Non-Employee Directors and employees nominated for recognition awards by the CEO are included as eligible participants. Consultants have been deleted as eligible participants.

•	Language has been added to specify that Common Shares tendered in payment of an exercise price for stock-settled appreciation rights will not be available for future grants under the Incentive Plan. Language has also been added to specify that Common Shares not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option will not be available for future grants under the Incentive Plan.

•	A section has been added to define the use of stock appreciation rights, which specifies a minimum exercise price of 100% of fair market value and a maximum contractual term of ten years.

•	Language has been added to strengthen the prohibition against re-pricing of stock options and stock appreciation rights.

•	Under the Incentive Plan, neither stock options or stock appreciation right grants will earn dividend equivalents.

•	Language prohibiting the transfer of any award for value or consideration has been strengthened.

•	Individual award limits for dollar-denominated performance awards have been updated to no more that $4,000,000 for any performance period of twelve months or less and to no more than $10,000,000 for any performance period greater than twelve months.

On February 25, 2010, the Board adopted the Incentive Plan subject to stockholder approval of the Incentive Plan at the 2010 Annual Meeting. If the Incentive Plan is approved, no further awards will be made under the 2006 Incentive Compensation Plan and the Directors Plans. Also, as of February 25, 2010, approximately 40 executives were eligible to participate in the Incentive Plan.

As of March 1, 2010, there were total grants outstanding of 2,537,755 (outstanding stock options of 1,930,220 plus outstanding full-value awards of 607,535) under the Company’s prior incentive plans. The weighted average term of those outstanding stock options was 6.7 years and the weighted average exercise price was $11.00 per share.

As of March 11, 2010 (the record date), there were 61,146,610 shares of Common Stock outstanding.

In connection with the approval of the Incentive Plan, the stockholders are also being asked to approve the criteria for each of the Performance Goals listed under the Incentive Plan (“Performance Goals”), pursuant to which the Compensation Committee of the Board of Directors (the “Committee”) may make payments which meet the requirements for “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Approval of the Incentive Plan, including the Performance Goals, at the Annual Meeting requires the affirmative vote of a majority of the shares of Common Stock having voting power present in person or represented by proxy at the Annual Meeting.

The complete text of the Incentive Plan is attached to this proxy statement as Appendix B. The following is a summary of the key terms of the Incentive Plan, which is qualified in its entirety by reference to the text of the Incentive Plan.

The Board of Directors recommends that stockholders vote FOR the approval of the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan.

SUMMARY OF INCENTIVE PLAN

General Terms.  Under the Incentive Plan, the Committee is authorized to make awards to eligible individuals in the form of (1) Common Stock (including Restricted Shares), (2) restricted stock units, (3) options to purchase shares of Common Stock, (4) stock appreciation rights; (5) performance units, (6) dividend equivalents, (7) performance awards, and (8) other awards. The Committee will oversee and administer the Incentive Plan and make awards and grants under it. The Committee may also in certain circumstances delegate authority to administer the Incentive Plan to officers and members of the Committee and Board of Directors. The Incentive Plan allows the Committee to grant annual and long-term performance cash and stock awards that meet the criteria for “qualified performance-based compensation” under Section 162(m) of the Code.

Shares Available Under the Plan.  The Company’s ability to issue shares of Common Stock under the Incentive Plan is subject to a number of limits set forth in the Incentive Plan. The number of shares of Common Stock that may be issued or transferred (1) as Common Stock (“Stock Awards”), (2) as restricted stock units (“RSUs”), (3) upon the exercise of options (“Stock Options”), (4) upon the exercise of stock appreciation rights (“Stock Appreciation Rights”), (5) in payment of performance awards (“Performance Awards”) or performance units (“Performance Units”) that have been earned, (6) in payment of dividend equivalents paid with respect to awards made under the Incentive Plan (“Dividend Equivalents”), or (7) as other awards (“Other Awards”), may not exceed a total of 4,968,798 shares authorized for issuance under the Incentive Plan, of which amount includes, as of March 1, 2010, 2,478,599 shares originally authorized for issuance and which remain unissued under the 2006 Incentive Compensation Plan, and, as of March 1, 2010, 640,199 shares originally authorized for issuance and which remain unissued under the Directors Plans (plus any Common Stock relating to awards that expire or are forfeited or cancelled under the Incentive Plan) (the “Plan Limit”), subject to adjustment pursuant to the terms of the Incentive Plan. In addition, the Company is requesting an additional reserve of 1,850,000 shares under the Incentive Plan.

The Incentive Plan adopts a “fungible share reserve approach” for purposes of counting full value share awards. Each share of Common Stock issued with respect to a Stock Option or Stock Appreciation Right will be counted against the Plan Limit as one (1) share, and each share of Common Stock issued with respect to any other type of award will be counted against the Plan Limit as one and fifty-five one-hundredths (1.55) shares. To satisfy the requirements of Section 162(m) of the Code, no eligible individual may receive under the Incentive Plan in any calendar year Stock Options covering more than 1,000,000 shares. Furthermore, no participant may be granted Performance Awards denominated in Common Stock for more than 1,000,000 shares of Common Stock during any calendar year; and no performance payment to a participant for any performance period of 12 months or less with respect to a Performance Award denominated in cash may exceed $4,000,000 ($10,000,000 for periods exceeding 12 months) as further described under “Performance Awards” below. The limits described above are subject to adjustment by the Committee in the event of a merger, consolidation, stock dividend, stock split, or other event affecting the Common Stock.

On March 1, 2010, the closing price of the Common Stock reported by the New York Stock Exchange was $17.83.

Eligibility.  Officers, employees, and Non-Employee Directors of the Company or any of its subsidiaries are eligible to receive awards under the Incentive Plan. In addition, any person who has agreed to begin serving as an officer or employee within 30 days of the date of grant is eligible to be selected by the Committee to receive benefits under the

Incentive Plan. It is contemplated that the Committee will also authorize the Chief Executive Officer to make awards of shares to employees in recognition of superior service and contribution to the success of the Company (“Recognition Awards”). The Committee will make and authorize grants to individuals on the basis of management objectives.

The Incentive Plan contemplates the following types of awards:

Stock Options.  Stock Options may be either non-qualified Stock Options or Incentive Stock Options within the meaning of Section 422 of the Code. Incentive Stock Options may only be granted to eligible individuals who meet the definition of “employee” under Section 3401(c) of the Code. Stock Options entitle the optionee to purchase shares of Common Stock at a predetermined price per share, which may not be less than the market value of a share at the date of grant. Except for adjustments made in connection with a corporate transaction such as a merger, consolidation, stock dividend or recapitalization, the Committee may not reduce the exercise price of an Option without stockholder approval. Each grant will specify whether the exercise price will be payable (1) in cash at the time of exercise, (2) by the transfer to the Company of shares of Common Stock owned by the optionee for at least six months and having a value at the time of exercise equal to the exercise price, (3) if authorized by the Committee, by the delivery of shares of Restricted Shares or other forfeitable shares, other vested Stock Options or Performance Units, or (4) by a combination of those payment methods. To the extent permitted by law, grants may provide for the deferred payment of the exercise price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates.

No Stock Options may be exercisable more than ten years from the date of grant.

Each grant must specify the period of continuous employment with the Company that is required before the Stock Options become exercisable. In addition, grants may provide for the earlier exercise of a Stock Option in the event of retirement, disability, death, or a change of control of the Company or other similar transactions or events. In order to comply with the provisions of the Code, the Incentive Plan does not allow for the grant of Incentive Stock Options to an individual in any calendar year for the purchase of Common Shares with a value in the aggregate of more than $100,000 at the date of grant.

Stock Awards.  Stock Awards (including without limitation Restricted Shares) generally consist of one or more shares of Common Stock granted to a participant for no consideration or sold to a participant for a stated amount and may be granted in lieu of other compensation or benefits payable to a participant in the settlement of a previously granted award. Stock Awards may be subject to restrictions on transfer and to vesting conditions, as the Committee may determine.

Stock Appreciation Rights.  Awards of Stock Appreciation Rights may be granted in tandem with or in connection to all or any part of a Stock Option, either concurrently with the grant of a Stock Option or at any time thereafter during the term of the Stock Option, or may be granted independently of Stock Options; provided, however, that in the case of Incentive Stock Options, Stock Appreciation Rights may be granted only at the time such Options are granted and may only be exercised when the value of the Common Shares subject to the Incentive Stock Option exceeds the Option Price of the Option. Stock Appreciation Rights granted in tandem with Stock Options will become unexercisable upon termination or exercise of the related Stock Options. A Stock Appreciation Right granted without a related Stock Option will be exercisable, in whole or in part, at such time as specified by the Committee. No Stock Appreciation Right may, however, be exercised after the tenth (10th) anniversary of the date of its grant.

The exercise price of a Stock Appreciation Right may not be less than 100% of the fair market value of the shares subject to the Right on the date of grant. The Committee may not reduce the exercise price of a Stock Appreciation Right after it has been granted without stockholder approval, except for adjustments made in connection with a corporate transaction such as a merger, consolidation, stock dividend or recapitalization. Each Stock Appreciation Right grant may, in the Committee’s discretion, provide for earlier exercise in the event of retirement, death, disability or a change of control of the Company or a similar transaction or event.

Upon exercise, the holder of the Stock Appreciation Right will receive from the Company an amount equal to the excess of the market value of the shares subject to the Stock Appreciation Right on the date of exercise over the exercise price. The Company’s payment obligation may be paid in shares, in cash, or any combination thereof, as the Committee may determine.

Restricted Shares and RSUs.  An award of Restricted Shares involves the immediate transfer of ownership of a specific number of shares of Common Stock by the Company to a participant in consideration of the performance of services or at a purchase price determined by the Committee. The participant is immediately entitled to voting, dividend, and other ownership rights in such shares.

Each RSU represents the right of a participant to receive the value of one share of Common Stock at a payment date specified in connection with the grant of the unit, subject to the terms and conditions established by the Committee. When these terms and conditions are satisfied, RSUs will be payable, at the discretion of the Committee, in cash, shares of Common Stock, or both.

Except for Recognition Awards and awards to Non-Employee Directors, Restricted Shares must be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee. An example would be a provision that the Restricted Shares would be forfeited if the participant ceased to serve as an officer or employee of the Company during a specified period of years. If service alone is the criterion for non-forfeiture, the period of service must be at least three years. However, if other Performance Goals are included, non-forfeiture may occur one year from the date of grant. In order to enforce these forfeiture provisions, the transferability of Restricted Shares will be prohibited or restricted in a manner and to the extent prescribed by the Committee for the period during which the forfeiture provisions are to continue. The Committee may also require the automatic deferral and reinvestment (in additional Restricted Shares) of any or all dividends or other distributions paid on the award during which forfeiture provisions are to continue. Additionally, the Committee may provide for a shorter period during which the forfeiture provisions are to apply in the event of retirement, disability, death, or a change of control of the Company or a similar transaction or event.

Performance Units.  Performance Units may be granted as fixed or variable shares, or dollar-denominated units, subject to such conditions of vesting and time of payment as the Committee may determine. Performance Units will be payable, at the discretion of the Committee, in cash, shares of Common Stock, other incentive awards granted under the Incentive Plan, other property, or any combination thereof. Awards of Performance Units may be subject to adjustment to reflect changes in a participant’s compensation or other factors. However, no adjustments will be made to a “covered employee” within the meaning of Section 162(m) of the Code if such action would result in a loss to the Company of an available exemption under such provision.

Dividend Equivalents.  Each Dividend Equivalent granted under the Incentive Plan generally entitles a participant to receive the value of any dividends paid in respect of a share of Common Stock. The Committee may also specify that the Dividend Equivalents be paid or distributed when they have accrued and may be paid in cash, additional shares of Common Stock, other incentive awards granted under the Incentive Plan, other property, or any combination thereof, deemed reinvested in additional shares of Common Stock, or other investment vehicles as the Committee may determine. These awards may be awarded on a free-standing basis or in connection with another award and may be subject to the same terms and conditions as the awards with which the Dividend Equivalents were granted. Alternatively, the Dividend Equivalents may be subject to different terms and conditions, as the Committee may specify. Dividend Equivalents may not, however, be granted with respect to Stock Options or Stock Appreciation Rights.

Other Awards.  The Incentive Plan also authorizes the Committee to fashion other types of equity and non-equity based awards and gives the Committee discretion to specify the terms and provisions of such Other Awards. Other Awards may be based upon Performance Goals, the value of a share of Common Stock, the value of other securities of the Company, such as preferred stock, debentures, convertible debt securities, warrants, or other criteria that the Committee specifies. Other Awards may also consist solely of cash bonuses or supplemental cash payments to a participant to permit the participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment, or settlement of an incentive award granted under the Incentive Plan. The Committee may also grant Other Awards in the place of other compensation or benefits a participant would ordinarily be entitled to receive or in settlement of awards the Committee has previously granted to the participant under the Incentive Plan.

Performance Awards.  The Incentive Plan permits the Committee to establish one or more performance periods and to provide for performance payments to participants upon the achievement of the targets for one or more Performance Goals applicable to the performance period. Performance Awards may take the form of any Other Awards or an annual or long- term cash incentive bonus. A performance period may be for a duration of time designated by the Committee. The Incentive Plan also allows the Committee to establish concurrent or overlapping performance periods. This performance period may be subject to earlier termination in the event of retirement, disability, or death or a change of control of the Company or other similar transaction or event. Performance payments are intended to qualify as “qualified performance-based compensation” for purposes of Section 162(m) of the Code and to be fully deductible for federal income tax purposes by the Company. A minimum level of acceptable achievement may also be established by the Committee. If, by the end of the performance period, the participant has achieved the specified Performance Goals, the participant will be deemed to have fully earned the Performance Award.

The Performance Goals and targets established by the Committee for a given performance period shall be established prior to, or reasonably promptly following, the beginning of a performance period. To the extent required by Section 162(m) of the Code, the Performance Goals and targets shall be established no later than the earlier of the date that is ninety (90) days after the beginning of the performance period or the day prior to the date on which 25% of the performance period has elapsed. At the time that the Committee establishes the Performance Goals and targets for a specified performance period, the Committee shall also specify (1) the target payments that will be payable if the participant achieves the specified target, (2) the target payments that will be payable, if any, if the participant exceeds the specified target, and (3) the amount by which the target payments will be reduced if the performance is less than the target established for a specified performance period.

To the extent earned, the Performance Awards will be paid to the participant at the time and in the manner determined by the Committee in cash, shares of Common Stock, Other Awards granted under the Incentive Plan, other property, or in any combination of those methods. The Committee may also permit a participant to defer receipt of a performance payment or may require the mandatory deferral of some or all of a performance payment if the Committee has established rules and procedures relating to such deferrals in a manner intended to comply with Section 409A of the Code. Following the completion of a performance period, the Incentive Plan requires the Committee to certify that the applicable performance targets have been achieved and to determine the amount of the performance payment to be made to a participant for the performance period.

Where a performance payment is made in the form of Common Stock that is subject to transfer or other restrictions, the Incentive Plan permits, but does not require, the Committee to apply a discount not in excess of 25% to the fair market value of a share of Common Stock to determine the number of shares of Common Stock that will be delivered to the participant as part of the performance payment.

The maximum value of a performance payment that may be made to a participant with respect to a Performance Award denominated in cash for any performance period of twelve months or less is $4,000,000 ($10,000,000 for any periods exceeding twelve months).

Performance Goals.  The Incentive Plan requires that the Committee establish Performance Goals for Performance Awards. In addition, if the Committee so chooses, Stock Options, Stock Appreciation Rights, Stock Awards, Restricted Shares, Performance Units, and Other Awards may also specify Performance Goals. Performance Goals may be described either in terms of Company-wide objectives, individual participant objectives, objectives related to performance of one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures in which the participant is employed or relative to the performance of other corporations. Performance Goals applicable to any award may include asset turnover, capacity utilization, cash flow, customer satisfaction, earnings growth, earnings per share, economic value added, environmental health and safety, expenses, increase in the Fair Market Value of Common Shares, market share, net income, net operating income, net operating profit, operating profit margin, pretax profits, pretax operating income, quality, revenue growth, return on capital, return on sales, return on equity, return on assets managed, return on investment, return on invested capital, sales margin, sales volume, total return to stockholders, working capital, profit margins, liquidity measures, or other operational measures and strategic goals.

Transferability.  No award granted or amount payable under the Incentive Plan is transferable by a participant other than by will or the laws of descent and distribution. However, Stock Options (except for Incentive Stock Options) may be transferable by a participant to the participant’s immediate family or trusts established solely for the benefit of one or more members of the participant’s immediate family. No award, however, including a Stock Option, may be transferred in exchange for consideration except in connection with adjustments made as a result of a corporate transaction such as a merger, consolidation, stock dividend or recapitalization. Except as otherwise determined by the Committee, Stock Options are exercisable during the optionee’s lifetime only by him or her.

The Committee may specify at the date of grant that part or all of the shares of Common Stock that are to be issued or transferred by the Company upon exercise of Stock

Options, upon payment under any grant of Performance Awards or Performance Units, or no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in the Incentive Plan, shall be subject to further restrictions on transfer.

Adjustments.  The maximum number of shares of Common Stock covered by outstanding Stock Awards, Stock Options, Performance Awards, and Restricted Shares granted under the Incentive Plan, and the prices per share applicable to those shares, are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar events. In the event of any such transaction, the Committee is given discretion to provide a substitution of alternative consideration for any or all outstanding awards under the Incentive Plan, as it in good faith determines to be equitable under the circumstances, and may require the surrender of all awards so replaced. The Committee may also make or provide for adjustments in the numerical limitations under the Incentive Plan as the Committee may determine appropriate to reflect any of the foregoing transactions or events.

Administration.  The Committee administers the Incentive Plan and has the authority to select the participants from those eligible under the Incentive Plan. The Committee determines the type, number, and other terms and conditions of the awards. The Committee may prescribe award documents, establish rules and regulations for the administration of the Incentive Plan, construe and interpret the Incentive Plan and the award documents, and make all other decisions or interpretations as the Committee may deem necessary. The Committee may make awards to participants under any or a combination of all of the various categories of awards that are authorized under the Incentive Plan, or in its discretion, make no awards. At or after the time of grant of an award, the Committee may determine the vesting, exercisability, payment, and other restrictions that apply to the award. The Committee will also have authority, at or after the time of grant, to determine the effect, if any, that a participant’s termination of employment or service or a change of control of the Company will have on the vesting and exercisability of an award. In accordance with rules and procedures established by the Committee, the Committee may permit a participant to defer some or all of an award at the time of grant and may also require mandatory deferrals of a portion of an award in excess of an amount specified by the Committee. The Committee may delegate its responsibility with respect to administration of the Incentive Plan to officers of the Company, members of the Committee or members of the Board of Directors. The Committee may not, however, delegate its authority to make awards to individuals subject to Section 16 of the Securities Exchange Act of 1934 or to make awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code.

Amendment and Termination.  To the extent permitted by Section 409A of the Code, the Incentive Plan may be amended from time to time by the Committee. However, any amendment that must be approved by the stockholders of the Company in order to comply with applicable law or the rules of the principal national securities exchange or quotation system upon which the Common Stock is traded or quoted will not be effective unless and until such approval has been obtained in compliance with those applicable laws or rules. These amendments would include any increase in the number of shares issued or certain other increases in awards available under the Incentive Plan (except for increases caused by adjustments made pursuant to the Incentive Plan). Presentation of the Incentive Plan or any amendment of the Incentive Plan for stockholder approval is not to be construed to limit the Company’s authority to offer similar or dissimilar benefits through plans that are not subject to stockholder approval. The Incentive Plan does not confer on any participant a right to continued employment with the Company.

The Committee may provide for special terms for awards to participants who are foreign nationals or who are employed by the Company outside the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom.

To the extent permitted by Section 409A of the Code, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify, or suspend the Incentive Plan. However, no amendment may increase the limits set forth in the Incentive Plan, allow for grants of Stock Options at an exercise price less than fair market value at the time of grant, or amend the Incentive Plan in any way that would permit a reduction in the exercise price of Stock Options, without stockholder approval.

No grants shall be made under the Incentive Plan more than 10 years (May 4, 2020) after the Incentive Plan is approved by stockholders.

Withholding Taxes.  To the extent that the Company or any subsidiary is required to withhold federal, state, local, or foreign taxes in connection with any payment made or benefit realized by a participant under the Incentive Plan, and the amounts available to the Company or any subsidiary for that withholding are insufficient, it is a condition to the receipt of payment or the realization of the benefit that the participant make arrangements satisfactory to the Company for payment of the balance of those taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of that benefit. The Company and a participant or such other person may also make arrangements with respect to payment in cash of any taxes with respect to which withholding is not required. No Common Stock or benefit withholding shall exceed the minimum required withholding.

Compliance with Section 409A of the Code.  To the extent applicable, it is intended that the Incentive Plan and any grants made under the Incentive Plan comply with the provisions of Section 409A of the Code. The Incentive Plan and any grants made under the Incentive Plan will be administered in a manner consistent with this intent, and any provision of the Incentive Plan that would cause the Incentive Plan or any grant made under the Incentive Plan to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of the participants). Any reference to Section 409A will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

New Plan Benefits.  No awards of any kind have yet been made under the Incentive Plan. Given the discretion of the Committee in administering the Incentive Plan, it is not possible to determine in advance whether awards will be granted or how any types of awards authorized under the Incentive Plan will be allocated among eligible participants. For information regarding options granted to the Company’s Named Executive Officers during fiscal year 2009, see “Summary Compensation Table” on page 39 of this proxy statement, and for long-term performance awards granted to those individuals in 2009, see “Long-Term Incentive Payouts for Periods Ending in 2009 Reflect our Performance” on page 31.

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of some of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on January 1, 2010. This summary is not intended to be complete and does not describe state or local tax consequences.

Tax Consequences to Participants

Non-Qualified Stock Options.  In general, (1) no income will be recognized by an optionee at the time a non-qualified Stock Option is granted; (2) at the time of exercise of a non-qualified Stock Option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (3) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Stock Option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.  No income generally will be recognized by an optionee upon the grant or exercise of an incentive Stock Option. The exercise of an Incentive Stock Option, however, may result in alternative minimum tax liability. If shares of Common Stock are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if, no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of Common Stock acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights.  No income generally will be recognized by the recipient upon the grant of a Stock Appreciation Right. At the time of exercise, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price of the Stock Appreciation Right and the value of the shares subject to the Stock Appreciation Right at the time of exercise.

Restricted Shares.  The recipient of Restricted Shares generally will be subject to tax at ordinary income tax rates on the fair market value of the Restricted Shares (reduced by any amount paid by the participant for such Restricted Shares) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such, Restricted Shares. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

RSUs.  No income generally will be recognized upon the award of RSUs. Any subsequent transfer of unrestricted shares of Common Stock or cash in satisfaction of such award will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the aggregate amount of cash and the fair market value of the unrestricted shares of Common Stock or other property received.

Performance Awards and Performance Units.  No income generally will be recognized upon the grant of Performance Awards or Performance Units. Upon payment with respect to Performance Awards or Performance Units earned, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted shares of Common Stock or other property received.

Tax Consequences to the Company or Subsidiary

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

We have designed a compensation program for the named executive officers of Cooper Tire that is driven by the strategic goals of the Company and the primary principle of pay for performance. The compensation program for this group primarily consists of a base salary, cash incentive awards, and equity awards.

During 2009, our named executive officers were Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer; Philip G. Weaver, VP, Chief Financial Officer (resigned his officer position on November 18, 2009), Bradley E. Hughes, VP, Chief Financial Officer as of November 18, 2009; James E. Kline, VP, General Counsel, and Secretary; Harold C. Miller, President, International Tire Division; and Mark W. Krivoruchka, Senior VP, Global Human Resources and Communications (resigned his officer position on September 25, 2009). If not for resigning his officer position earlier in the year, Mr. Krivoruchka would have been one of the most highly compensated executive officers at the end of 2009. Ms. Brenda S. Harmon, Senior VP, Chief Human Resources Officer, joined the Company on December 16, 2009, but was not a named executive officer for 2009. Aspects of her compensation are discussed in this Compensation Discussion and Analysis because she is expected to be a named executive officer following the completion of 2010.

Executive Compensation Philosophy and Approach

The Cooper Tire executive officer compensation program is designed to:

•	Drive the long-term financial and operational performance of the Company that will deliver value to our stockholders;

•	Recognize and reward company and individual performance;

•	Provide a pay package that also reflects our judgment of the value of each officer’s position in the marketplace and within the Company; and

•	Attract and retain executive leadership.

Our executive compensation program emphasizes pay-for-performance through annual cash incentive and long-term incentive programs which, collectively, are the majority of our named executive officers targeted annual compensation. These annual and long-term incentive programs only pay out if specific financial goals are achieved. In addition, our executives also receive base salaries set on competitive market data, individual performance, and other factors as well as retirement savings and limited other benefits.

Our Philosophy is to Provide Market Competitive Pay for Achieving Targeted Results

Compensation Peer Group

The Compensation Committee uses a peer group to assess market pay levels and competitive executive program designs. The peer group represents the kinds of companies that have similar characteristics and may compete with Cooper Tire for executive leadership positions. For each element of compensation and in the aggregate, the Committee targets compensation levels that are near the middle of the range offered by comparably-sized companies.

For officer positions, market pay practices were reviewed against comparably-sized general industry companies and a comparator group of 29 consumer-branded durable goods companies. There were no changes in the peer group from 2008 to 2009. These companies (listed below) were selected by the Compensation Committee based on industry, annual revenues and location (generally international operations with a significant presence in the Midwest). Market data was gathered for base salary, target annual and long-term incentive award levels for executives in comparable positions.

American Axle & Mfg Holdings Inc.	The Black & Decker Corp.
Briggs & Stratton Corp.	Energizer Holdings Inc.
Exide Technologies	Fleetwood Enterprises Inc.
Flowserve Corp.	Harley-Davidson Inc.
Harsco Corp.	Hasbro Inc.
Hayes Lemmerz International Inc.	HNI Corp.
Jarden Corp.	Kennametal Inc.
Leggett & Platt Inc.	Lennox International Inc.
The Lubrizol Corp.	NACCO Industries Inc.
Newell Rubbermaid Inc.	Owens Corning
Owens-Illinois Inc.	Pactiv Corp.
The Scotts Miracle Gro Company	Snap-On Inc.
Spectrum Brands Inc.	The Stanley Works
Steelcase Inc.	The Timken Co.
Trinity Industries Inc.

General industry data reflecting companies between $1.5 billion and $6 billion in annual revenue that participated in an executive compensation survey conducted by Towers Watson (formerly Towers Perrin) was used to assess competitive market levels for the Company’s executive positions in 2010.

Our Compensation Levels Are Set Considering Business Needs, Market Data and Other Factors

We use a comprehensive and structured approach in setting the compensation framework for all executive positions. We begin with a review of the Company’s overall strategy and the particular role each position is expected to play in achieving the goals of the Company. With this baseline understanding, we then obtain relevant market benchmark data for each position regarding base salary, annual cash incentive opportunities, and long-term incentive award levels from our outside compensation consultant. We assess the market data to determine an appropriate range of salary for each position. For positions within the Company that we determine to be comparable in scope, authority, and impact on the organization, we establish uniform target incentive award guidelines as a percentage of base salary.

To facilitate a comprehensive view of all current and previously granted forms of compensation for each named executive officer, tally sheets are used by the Compensation Committee in the determination of individual compensation packages. Informed by tally sheet data, competitive market data, organization strategies, and individual performance assessments, the Compensation Committee uses its judgment in deciding on the target compensation for each named executive officer each year. A formulaic approach is not used to determine executive pay. Actual individual total compensation levels can vary from the targeted levels based on company, business unit and individual performance, long-term organizational strategy, and other factors. Base salary levels are determined with reference to competitive market levels, individual performance, internal equity, and overall budget. Annual cash incentive payouts can vary by position depending upon the mix of Company and business unit performance measures and the performance against those measures, as well as an individual’s performance. Long-term incentive payouts vary in accordance with the specific amount awarded to an individual at the beginning of the performance period and the overall Company performance.

Our Pay Program is Designed to Attract, Motivate, and Retain Outstanding Executive Talent

In order to maximize stockholder value, we have designed our executive compensation program to attract, motivate and retain outstanding executives through the following principles:

•	Pay for performance. A significant portion of the value that our executives realize as compensation is based on performance, which motivates our executives to achieve annual and long-term goals. As such, the majority of the annual compensation opportunity is variable and “at-risk”, which means it is earned based on our achievement of financial goals that we believe create stockholder value. Payouts from the Annual Cash Incentive Plan are based on objectives that must be achieved to earn a payout. The value realized from earned equity awards is also based on the appreciation of our stock price over the performance period.

•	Be competitive. We establish our executive compensation opportunities, in part, on a review of the practices for comparable positions at companies with annual revenues comparable to ours.

•	Facilitate stock retention. We deliver a substantial portion of the long-term incentive opportunity by granting equity awards. In order to align our key executives with stockholder interests, ongoing stock retention is required of our named executive officers and senior executives, all of whom are subject to minimum ownership guidelines.

•	Encourage multi-year service to the Company. Our executive compensation program includes long-term incentives that can be earned or vested over several years and a competitive package of benefits (that include retirement savings plan benefits).

Our Executive Compensation Program Emphasizes Pay For Performance

In order to motivate and reward executives for maximizing stockholder value, the majority of each executive’s annual target compensation is variable, “at-risk” compensation that is based on achievement of performance goals and/or stock price appreciation. The majority of the target total direct compensation (at target) established for our named executive officers is “at-risk”. If specified targets are not achieved, the incentives paid out will be between zero and less-than-target. For performance above target levels, the potential exists for incentive payouts that are up to two times the target award opportunity.

Our Executive Officer Compensation Program is Administered by the Compensation Committee.

The Compensation Committee is responsible for performing the duties of the Board of Directors relating to the compensation of our executive officers and other senior management. With input, as appropriate, from management (including Mr. Armes and HR leadership) and the outside compensation consultant, the Compensation Committee reviews and approves all elements of our executive compensation program. Management is responsible for making recommendations to the Compensation Committee regarding executive officer compensation (except with respect to Mr. Armes’ compensation) and effectively implementing our executive compensation program, as approved by the Compensation Committee.

The Compensation Committee is authorized by the Board of Directors to determine the compensation package for Mr. Armes. In making this determination, the Committee considers a formal assessment of Mr. Armes’ performance by the Board of Directors, overall business results, competitive market practices, strategic objectives, recent compensation paid to Mr. Armes, and other relevant factors.

The Compensation Committee retained Towers Watson, an outside compensation consultant, to provide pay benchmarking and other assistance, as directed by the Compensation Committee. The Compensation Committee annually analyzes market benchmark data provided by Towers Watson regarding base salary and annual and long-term incentive opportunities, and periodically evaluates market benchmark data regarding other compensation elements.

Additional information about the role and processes of the Compensation Committee is presented under the heading “Meetings of the Board of Directors and its Committees — Compensation Committee” in the Proxy Report of the Company.

Our Incentive Performance Targets are Set With Reference to the Annual Operating Plan and Other Factors.

The Compensation Committee, with input from the compensation consultant, sets annual incentive performance targets at the beginning of each year based on its review of the operating plan as approved by the Board and its determination of what would constitute appropriate incentive performance goals for the Company and for individual business units. Our Chief Executive Officer, Chief Financial Officer, and Chief Human Resources Officer present specific recommendations to our Compensation Committee regarding the annual performance targets. Management and the Compensation Committee analyze and discuss these recommendations. Modifications, as necessary, may be made by the Compensation Committee generally before it approves the annual performance targets. In setting the performance targets, the following primary factors are considered:

•	Our expected performance based on our annual operating plan as approved by the Board for the Company;

•	The economic environment in which we expect to operate during the year; and

•	The achievement of financial results expected to enhance stockholder value.

Structure of Compensation Program

Components

We believe that our executive compensation program, by element and in total, best achieves our objectives. The majority of each named executive officer’s compensation opportunity is based on the achievement of financial and strategic goals established at the beginning of the respective performance period. The primary elements of our executive compensation program, which are key to the attraction, retention, and motivation of our named executive officers, are shown in the following table:

Element	Purpose	Nature of Component

Base Salary	Values the competencies, skills, experience, and performance of individual executives.	Cash, not “at risk”. Reviewed annually.

Annual Cash Incentive Compensation	Motivate and reward executives for the achievement of targeted financial and strategic operational goals.	Performance-based and “at risk”. Amount earned will vary, based on actual results achieved.

Long-Term Incentive Compensation	Motivate and reward executives for the achievement of long-term financial goals and for creation of stockholder value.	Equity-based and cash awards. Performance-based and “at risk”. Amount earned will vary, depending upon financial results achieved and stockholder value created.

Retirement Savings Benefits	Encourage and reward long-term service by providing competitive market-based retirement savings benefits.	Cash component that varies, based on employee’s contribution to savings plan, Company contributions to plan, employee investment choices, and plan statutory limits.
Contributions based, in-part, on incentive award compensation will vary according to the amount of incentive award earned.

Base Salaries

We provide market competitive base salaries to attract and retain outstanding talent and to provide a fixed component of pay for our named executive officers. Base salaries are reviewed annually and are determined according to the role of the executive, competitive median market data regarding similar roles in similar organizations, individual performance, budget, and other considerations. The Compensation Committee uses the median of market data as the reference point for base salary decisions because it believes that the median is the best representation of competitive salaries in the market for similar roles and talent.

In setting base salaries for 2009, the Compensation Committee considered how long the officer has been in his or her current role with Cooper Tire, the impact of his or her role on the Company’s results, the overall quality and manner in which the officer performs his or her role, and the financial position of the Company. Although each of the named executive officers had, at the beginning of 2009, base salary levels slightly below the market median, the Committee determined that because of concerns about the overall business environment and because of a decision to aggressively preserve cash in 2009, no salary increases were given in 2009 to any of the named executive officers.

Annual Cash Incentives

Annual cash incentives are provided to reward our named executive officers for the achievement of financial and strategic goals that create stockholder value.

Target Opportunity

At target levels of achievement, the Annual Cash Incentive Plan is designed to approximate the market median of award for executives in similar roles in similar organizations. At the highest level of achievement, the annual cash incentive opportunity for our named executive officers can be up to 200% of the target opportunity.

The Compensation Committee uses the median of general industry market data as the reference point for target annual cash incentive opportunities because it believes that the median is the best representation of competitive annual cash incentive levels in the market for similar roles and talent. With regard to setting individual annual cash incentive opportunity levels, the Compensation Committee has the discretion to adjust the target opportunity levels as it sees fit. Typical reasons for adjusting an individual officer’s target annual cash incentive opportunity level above or below the market median include how long the officer has been in his or her current role, the impact of the role upon the organization, and the multiple of salary needed to bring the total cash compensation of the executive to a competitive level.

Performance Metrics for 2009

The opportunity for annual cash incentive awards is based on our Company performance against financial targets (net income or operating income, free cash flow) and strategic initiative goals.

The performance metrics for the 2009 Annual Cash Incentive Program for Messrs. Armes, Kline, Weaver, and Hughes were as follows: 50% Corporate Net Income, 30% Corporate Free Cash Flow, and 20% Corporate Strategic Goals. The major strategic goals included revenue growth, operational excellence, and enhancements of organizational capabilities. For Mr. Miller, the 2009 performance metrics were 50% International

Tire Division Operating Income, 30% Corporate Free Cash Flow, and 20% Corporate Strategic Goals.

Each of the performance metrics had targets that are set by the Compensation Committee at the beginning of the fiscal year. Both the Corporate Net Income and the Free Cash Flow measures excluded the impact of the closure of our Albany, Georgia facility and were set at levels that, in light of the overall market forecasts and projections for Cooper Tire at the time the 2009 targets were set, the Compensation Committee determined would be a challenge to achieve.

The potential payout on each of the financial metrics ranged from 0% to 225%. The potential payout on each of the strategic goals was 0% or 100%. Overall, the annual cash incentive payout on all of the combined measures was capped at 200%.

Long-Term Incentives

Long-term incentive awards represent a significant component of each named executive officer’s compensation package. We grant long-term incentive awards to our named executive officers and to other executives in order to align their interests with the investment interests of our stockholders. This emphasis is appropriate because these officers have a primary role in establishing the Company’s direction and strategy, and should, therefore, have the greatest proportion of their compensation aligned with the long-term interests of stockholders.

Long-term incentive awards were granted under the Cooper Tire 2006 Incentive Compensation Plan. The Plan allows for a variety of forms of long-term incentives; since the Plan was adopted in 2006, the Company has used stock options, restricted stock units, performance units, and dividend equivalents for its long-term incentive awards.

The Compensation Committee approves long-term incentive award opportunities for each senior executive (including the named executive officers) and the aggregate awards for all other participants.

Award Grant Timing and Pricing

Regarding grants of equity-based awards, our policy is to set the grant/exercise price of awards at the average of the high and low trading price of our common stock, as quoted on the New York Stock Exchange, on the date of grant. For current executives, the grant date is typically the date of our February Compensation Committee meeting. For new executives, the grant date is as of, or shortly after, the hiring date of the new eligible executive.

Long-Term Incentive Grants from Years Prior To 2009

For the 2007 and 2008 long-term incentive grants, the award opportunity was provided entirely in performance-based units (which have a value equivalent to a share of our common stock). Key design features of these grants include:

•	Three-year cycle with individual one-year performance periods.

•	At the start of each year, specific financial metrics are set.

•	Units can be notionally earned at the end of the year and are payable at the end of the three-year cycle.

•	Payout opportunities can range from 0% to 200% of the target award opportunities.

•	Notionally earned units are credited with dividend equivalents.

•	Awards at the end of the three-year cycle are paid in shares of common stock.

	Metric With	Metric With
Year	70% Weighting	30% Weighting

2007-2009 Performance Cycle 2007 Portion	Net Income	Free Cash Flow
2007-2009 Performance Cycle 2008 Portion	Earnings Per Share	Return on Invested Capital
2008-2010 Performance Cycle 2008 Portion	Earnings Per Share	Return on Invested Capital
2007-2009 Performance Cycle 2009 Portion	Net Income	Free Cash Flow
2008-2010 Performance Cycle 2009 Portion	Net Income	Free Cash Flow

The Compensation Committee selected these performance metrics because improvement in the Company’s earnings and prudent management of capital were imperative over the three-year period. The ultimate value of earned awards is based on the Company’s financial results and the stock price which aligns with long-term stockholder value creation. The performance goals are set based on the operating plans for each respective year.

Awards earned for the 2007-2009 cycle were paid in shares of common stock in early 2010. For the 2008-2010 cycle, earned awards will be paid in early 2011.

In accordance with the regulations established by the Securities and Exchange Commission for the Summary Compensation Table, the “Stock Awards” column shows only the tranches granted each calendar year. For example, the 2009 values for the “Stock Awards” include the 2009 portions of the 2007-2009 and 2008-2010 cycles.

Because he joined the Company late in 2009, Mr. Hughes received a prorated grant for the 2009 tranche of the 2008-2010 grant.

2009 Long-Term Incentives: Performance-Based Units

The third tranche of the 2007-2009 Long-Term Incentive Program and the second tranche of the 2008-2010 Long-Term Incentive Program were approved and granted by the Compensation Committee at the beginning of 2009. With the exception of Mr. Hughes, the size of the 2009 tranche for each named executive officer was the same as it had been in 2008. Because he joined the Company late in 2009, Mr. Hughes received a prorated grant for the 2009 tranche of the 2008-2010 Long-Term Incentive Program.

2009 Long-Term Incentives: Stock Options

Because of a very unpredictable market environment at the beginning of 2009 and share usage limits under the 2006 Incentive Compensation Plan, the 2009 Long-Term Incentive Award was exclusively in the form of stock options. The size of the stock option grant was determined with reference to competitive median levels for executives in similar roles in similar organizations, the historic and recent price for the Company’s stock, as well as individual performance and other long-term considerations. The grant date (accounting) value of the option grants were lower than the market median levels based on the Compensation Committee’s consideration of the current stock price relative to historic levels, economic/business conditions, share usage, and other factors.

The stock options granted in 2009 vest in equal installments of one-third per year beginning one year after the date of grant. The option term is 10 years, after which, if not exercised, the option expires.

Restricted Stock Units Granted in 2009

In December 2009, Mr. Hughes and Ms. Harmon received restricted stock units as an inducement for each of them to join Cooper Tire. Mr. Hughes received 75,000 restricted stock units. Ms. Harmon received 25,000 restricted stock units. These restricted stock units will vest in 25% increments over four years, provided each is employed by the Company on their respective vesting dates. In the case of death, disability, retirement (as defined in the Company’s “Spectrum Retirement Savings Plan”), or involuntary termination, all of the restricted share units will vest and become immediately non-forfeitable on the event date. The restricted stock units are eligible for dividend equivalent units.

Compensation Plan for 2010

The Company plans to continue the same basic structure of the overall compensation plan for named executive officers in 2010 as was used in 2009.

Base pay levels will be set with reference to individual roles, impact, individual performance, and median levels of competitive market pay as determined by peer group and general market comparisons.

Annual cash incentive opportunity levels will be benchmarked against competitive norms as measured against general industry data for similar executive positions as provided by our executive compensation consultant, Towers Watson. Individual annual cash incentive opportunity levels will be adjusted, if warranted, to maintain competitive compensation packages for our named executive officers. The Annual Cash Incentive Plan performance measures will continue to be based on financial (corporate/business unit operating profit and corporate free cash flow) goals.

The Long-Term Incentive Plan for 2010 will include a mix of stock options, performance-based units and performance cash. The stock options will vest in equal installments of one-third per year beginning one year after grant. The performance-based share units and performance cash award will be measured against net income and return on invested capital. Units earned under this Plan will be paid upon approval of the Committee in 2013.

Analysis of 2009 Executive Compensation Levels

Year In Review

2009 proved to be a very successful year for Cooper Tire. The Company reacted quickly to the sudden downturn in the overall business environment that started in late 2008 and took decisive action to prepare the Company for the uncertainties ahead. As expected, most global tire markets declined in units shipped in 2009 versus 2008, including the world’s largest tire market in the United States, where total industry shipments decreased in 2009. In North America, the Company’s shipments on a comparable basis declined 6 percent. The Company’s global results were in line with the market as total company unit sales were 2.5 percent lower in 2009. However, despite the lower sales, we made significant improvements in our cost structure, operating margins, and cash flow. During 2009, we secured new customers which helped drive improved sales performance in the last half of the year. The Company’s cost structure was improved mainly through the efficient closing of the Albany, Georgia plant (completed three months earlier than scheduled) and the ability to quickly shift production from Albany into our other plants in Findlay, Texarkana, and Tupelo. The Company effectively managed its global production sourcing despite a significantly higher tariff imposed in September on tires made in the People’s Republic of China and imported into the United States. The Company made significant gains in its overall cash position and liquidity through improved profit margins and effective working capital management. The Company also increased its year-end cash position by $179 million during 2009 while also paying off $97 million in long-term debt. The above actions, along with a sustained decrease in raw material costs in 2009, resulted in Company profits exceeding the planned operating profit, net income, and cash flow for 2009.

Expecting a very difficult business environment in 2009, we designed the compensation program for our named executive officers in a manner to preserve cash and, at the same time, motivate and retain the named executive officers as they worked to maximize the financial and operating performance of the Company. Specifically, the following executive pay actions were taken for 2009:

•	No salary increases were provided to our named executive officers.

•	The Annual Cash Incentive Program for 2009 for the named executive officers was initially suspended for named executive officers due to forecasted negative earnings; instead any earned awards would have been deferred for one additional year (payable early 2011). Due to actual 2009 financial results being substantially above forecasted levels, the Compensation Committee decided to pay earned awards in early 2010 at the same time as all other participants in the Annual Cash Incentive Plan (and consistent with prior years).

•	The Long-Term Incentive Award was provided in the form of a stock option grant.

2009 Annual Cash Incentive Awards Reflect Our Financial Performance

The 2009 annual cash incentive awards for the named executive officers were based on the Company’s overall performance, except for Mr. Miller, whose award was based on a mix of overall Company financial and strategic goals and International Tire Division financial goals.

Each of the performance metrics had targets that are set by the Committee at the beginning of the fiscal year. Both the Corporate Net Income and the Free Cash Flow measures excluded the impact of the closure of our Albany, Georgia facility and were set at levels that the Committee considered challenging. For 2009, the net income goal was set at negative $78,898,000; the free cash goal was set at $8,000,000. In light of the overall market forecasts and projections for Cooper Tire at the time the 2009 targets were set, the Compensation Committee determined that these goals would be a challenge to achieve.

Because we were effective in reducing costs, improving production capabilities, and responding quickly to changes in the market, we significantly exceeded the financial and strategic targets for 2009. As a result, the annual cash incentive payout for 2009 for each named executive officer was 200% of their target annual cash incentive opportunity (by contrast, no annual cash incentive payments were made for 2008). The Committee was satisfied that the excellent performance in 2009 warranted maximum annual cash incentive award for each of the named executive officers.

Presented below are the target and actual incentive awards for the named executive officers and Ms. Harmon in 2009:

	2009 Target Incentive		Actual 2009 Incentive
Executive	$	(% of Salary)	$	(% of Salary)

Mr. Armes	850,000	100%	1,700,000	200%
Mr. Weaver	204,008	50%	408,015	100%
Mr. Hughes	29,011	60%	58,020	120%
Ms. Harmon	7,473	50%	14,946	100%
Mr. Kline	166,110	50%	332,219	100%
Mr. Miller	154,506	50%	309,012	100%

Long-Term Incentive Payouts for Periods Ending in 2009 Reflect Our Performance

The Compensation Committee reviewed the performance under the 2007-2009 Long-Term Incentive Program and the 2008-2010 Long-Term Incentive Program for the interim periods ending in 2009 and determined that the maximum award level was earned for performance-based units measured against 2009 performance. Each of the named executive officers notionally earned 200% of the target number of performance-based units for the 2009 tranche of the 2007-2009 and 2008-2010 Long-Term Incentive Programs.

The long-term incentive award for the period beginning in 2009 consisted solely of stock options that equally vest in increments of one-third over three years. The exercise price on the grant date was $4.82; and, as of December 31, 2009, the closing stock price was $20.05.

Presented below are the target numbers of performance-based units and the number of units earned for each of the named executive officers and Ms. Harmon during 2009 under the 2007-2009 and 2008-2010 Long-Term Incentive Programs:

			2008-2010
	2007-2009		Long-Term Incentive Cycle
	Long-Term Incentive Cycle			Total
	Target	Performance-	Target	Performance	Number of
	Performance-	Based Units	Performance-	Based Units	Performance-
	Based Unit	Notionally	Based Unit	Notionally	Based Units
	Award	Earned	Award	Earned	Earned
Officer	For 2009	For 2009	For 2009	In 2009	For 2009

Mr. Armes	38,991	77,982	54,106	108,212	186,194
Mr. Weaver	17,922	35,844	16,016	32,032	67,876
Mr. Hughes	0	0	2,700	5,400	5,400
Ms. Harmon	0	0	0	0	0
Mr. Kline	10,680	21,360	9,869	19,738	41,098
Mr. Krivoruchka	7,919	15,838	7,282	14,564	30,402
Mr. Miller	10,290	20,580	9,835	19,670	40,250

The 2009 Long-Term Incentive Grant Was Calibrated to Business and Market Conditions

Stock options were determined to be the best form of award for the 2009 grant because there were a limited number of full value shares available for equity awards under the 2006 Incentive Compensation Plan.

The size of the 2009 stock option grants to our named executive officers was based on several factors that included competitive grant levels for similar positions in our peer group companies, the present and historical value of our Company stock, individual performance assessments and the Compensation Committee’s wish to balance overall compensation costs with the need to engage and motivate executives to lead the Company through difficult times. Considering all these factors, the Compensation Committee used its judgment to set the final long-term incentive award for 2009. Specifically, the Committee awarded fewer stock options to the executive team than the normative amount that peer group companies used in previous years. The Committee was of the opinion that if the Company did not re-gain a significant portion of its share price relative to historic levels, a smaller incentive value would be warranted. At the same time, the Committee believed that the historically low stock price on the actual date of the stock option grant created significant upside opportunities for our executives if they achieved significant stock price improvement over the three-year vesting period for the stock options.

The potential award range for the 2009 stock option grants, by named executive officer, are presented in the “2009 Grants of Plan-Based Awards Table” that is included below.

2009 Compensation Arrangement for Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer.

Because of a very disconcerting business climate at the beginning of 2009, the Compensation Committee determined that the structure of the compensation package provided to Mr. Armes would be essentially the same in 2009 as it was in 2008. His base salary remained at $850,000 and his target annual cash incentive opportunity continued at 100%. He was awarded 360,000 stock options that incrementally vest over three years.

In 2009, under the second tranche year of the 2008-2010 cycle of the Long-Term Incentive Plan, Mr. Armes had the opportunity to earn 54,106 performance-based stock units for “at target” performance. For “maximum” performance, Mr. Armes had the opportunity to earn up to 108,212 performance-based stock units (see table on page 31). Because the Company performed so well in 2009, Mr. Armes notionally earned the maximum award under this tranche of the Plan. Upon final approval of the 2008-2010 Long-Term Incentive Plan by the Compensation Committee, this award will be paid in the form of common shares in early 2011.

Also in 2009, under the third tranche of the 2007-2009 cycle of the Long-Term Incentive Plan, Mr. Armes had the opportunity to earn 38,991 performance-based stock units for “at target” performance. For “maximum” performance, Mr. Armes had the opportunity to earn up to 77,982 performance-based stock units. Because the Company performed so well in 2009, Mr. Armes earned the maximum award under this plan. Upon final approval by the Compensation Committee of the 2007-2009 Long-Term Incentive Plan, this award was paid in the form of common shares in early 2010. Previously, Mr. Armes had notionally earned 77,982 performance-based stock units for the first year of the 2007-2009 cycle of the Long-Term Incentive Plan; none were earned for the second year of this cycle.

During 2009, Mr. Armes also had an outstanding award of not-yet-vested restricted stock units that were granted in 2007 in order to induce Mr. Armes to join the Company. This grant had a grant date value equal to $4,000,000, subject to a three-year “cliff” vesting period (which means that the award vested in full on January 1, 2010).

Total Compensation Earned by Named Executives in 2009

Mr. Armes was awarded total compensation of $3,957,915 for his service as Cooper Tire’s Chief Executive Officer and Chairman of the Board in 2009. Mr. Armes’

compensation reflects the role he plays in establishing our strategic agenda and long-range plan, meeting the challenges that arise in the day-to-day operations of a company as large and complex as Cooper Tire, and leading the Company in an increasingly, challenging global economic environment. Mr. Armes’ 2009 compensation also reflects the Compensation Committee’s annual review of competitive market data for similar Chairman & CEO positions. Although his compensation is determined using the same methodology as used for each of the other named executive officers, Mr. Armes’ compensation is significantly higher than the compensation paid to any of the other named executive officers as his responsibilities and obligations at Cooper Tire are significantly greater than those of any of the other named executive officers.

Each of the other named executive officers and Ms. Harmon received total compensation in 2009 as follows: Mr. Weaver, $2,605,593; Mr. Hughes, $1,770,509; Ms. Harmon, $625,723; Mr. Kline, $1,005,060; Mr. Krivoruchka, $762,725; and Mr. Miller, $1,007,244.

The compensation paid to Mr. Miller reflects the relative performance of the International Tire segment of the business for which he was responsible during 2009.

Consistent with past years, the most significant component of the total compensation paid to the named executive officers in 2009 was in the form of equity. The grant-date fair value of the equity awards granted to Mr. Armes in 2009 represented approximately 40% of his overall compensation. The grant-date fair value of the equity awards granted to the other named executive officers in 2009 represented approximately 30% of their overall compensation. The greater emphasis on equity awards in Mr. Armes’ compensation is consistent with the Committee’s view that with his greater responsibilities, more of his compensation should be based on the Company’s future performance. These grants are described below in the “Grants of Plan-Based Awards” table that is included below.

With respect to Mr. Armes, his annual target incentive for 2009 remained at 100% of his salary; this level is competitive with the market median of annual cash incentive opportunity levels for CEOs in similar companies. Messrs. Weaver, Kline, Krivoruchka, and Miller each had a target annual cash incentive opportunity equal to 50% of their base salary. Upon his hire into the Company, Mr. Hughes was given a target annual cash incentive opportunity equal to 60% of his base salary. As a percent of salary, this opportunity level was determined to be competitive with other CFO positions in the compensation peer group. Ms. Harmon was given a total annual cash incentive opportunity equal to 50% of her base salary. As a percent of salary, this opportunity level was determined to be competitive with other Senior Vice President of Human Resources positions in the compensation peer group.

Retirement Benefits

In order to facilitate and reward long-term service of our named executive officers, we provide the following retirement benefits that are designed to be competitive with market practices:

•	401(k) Plan. The Company provides a 401(k) retirement savings plan for eligible employees, including the named executive officers. Under the Spectrum Retirement Savings Plan, in which the named executive officers participate, participants may choose to contribute up to 99% of their pay, up to the annual limit determined by the Internal Revenue Service. From January 1, 2009 to June 30, 2009, a Company match was made only if the Company’s return on stockholders’ equity was at least 10% for the year. If the return on stockholders’ equity was more than

10% for the year, participants were eligible to receive Company matching contributions of up to 3% of their salary, if the participant contributed up to 6% of their salary into the plan. For the first six months of 2009, a match equal to 3% of the participant’s eligible earnings was made as a result of financial performance.

As of July 1, 2009, the Company match was changed to 100% of the first 1% of pay contributed by the employee and 50% of the next 5% of pay contributed by the employee.

In addition, the Company may make a discretionary contribution into the Plan on behalf of eligible employees for the Spectrum Retirement Savings Plan, up to the limits determined annually by the Internal Revenue Service. For the last six months of 2009, a discretionary contribution equal to approximately 3% of an eligible employee’s salary was made to the 401(k) Plan.

•	Pension Plan. The Company also has a cash balance pension plan that was frozen as of June 30, 2009. Because they were active employees on June 30, 2009, Messrs. Armes, Weaver, Kline, and Miller are eligible for the cash balance pension plan. Because the plan was closed to new participants after June 30, 2009, Mr. Hughes and Ms. Harmon are not participants in this plan. For eligible participants, the Company credits a percentage of a participant’s compensation as of June 30, 2009, to a notational account to which earnings are also credited. Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment within one year of termination, otherwise the benefit is paid in the form of an annuity when the participant is eligible. Upon his resignation from the Company, Mr. Krivoruchka forfeited his eligibility for a cash balance pension benefit.

•	Non-Qualified Supplementary Benefit Plan. This plan was designed to make-up for any benefits not accrued under the pension or 401(k) plans due to Internal Revenue Code limits on qualified benefits, which allows executives, including our named executive officers, to participate at the same level as other employees.

The actuarial change from 2008 in our named executive officers’ pension benefits is presented in the “2009 Summary Compensation Table” on page 39. Detailed information about these pension plans is also presented in the “2009 Pension Benefits Table” and related disclosures on page 44.

Elective Deferred Compensation

In order to provide executives an opportunity to defer earned salary or cash incentive awards, the Company has a non-qualified deferred compensation plan. The plan allows selected senior management employees (including our named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant; such dates must be in compliance with Section 409A of the Code. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Amounts deferred into this plan are credited to a notional account that is notionally invested in investment vehicles similar to those offered in the Company’s 401(k) Plan. These investment choices include the opportunity to invest in our Common Stock. The plan does not provide any fixed, above-market earnings opportunity. Detailed information about this plan is presented in the “2009 Non-Qualified Deferred Compensation Table” and related disclosures below. This plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Code, as are all other plans of the Company that have an element of deferred compensation.

Perquisites

As part of a market-competitive executive compensation package, we provide a limited amount of perquisites to our named executive officers. We provide these perquisites, which we believe are consistent with those offered by similar companies, to attract and retain executives. In 2009, we provided automobiles and executive physical examinations for named executive officers. In addition, it is our policy to cover travel costs (including tax gross-up of imputed income) of spouses to accompany the executives and participate in business-related activities. The value of these perquisites is presented in the “All Other Compensation” column of the 2009 Summary Compensation Table.

Beginning in 2010, the Company will phase out Company-paid automobiles for the named executive officers. At the time of the phase-out, affected officers will receive a compensatory adjustment to their base salary.

Other Program Design Elements

Requirements to Maintain a Minimum Level of Stock Ownership

We believe that our named executive officers, whose business decisions impact our operations and results, should obtain and maintain a reasonable equity ownership in Cooper Tire. As such, the Compensation Committee has established minimum stock ownership guidelines for our named executive officers.

In December 2008, the Compensation Committee approved new stock ownership guidelines effective January 1, 2009, for named executive officers. At present, the individuals listed below must achieve the ownership guidelines as follows:

Officer	Ownership Guideline	Targeted Achievement Date

Mr. Armes	5 x Base Salary	January 1, 2013
Mr. Hughes	3 x Base Salary	November 18, 2014
Ms. Harmon	3 x Base Salary	December 16, 2014
Mr. Kline	3 x Base Salary	January 1, 2013
Mr. Miller	3 x Base Salary	January 1, 2013

If any of our named executive officers do not in a timely manner satisfy the stock ownership guidelines, then the Compensation Committee may take further action including requiring that 50% of an executive’s annual cash incentive be paid in stock; requiring that the executive retain 50% of the net after-tax shares following the exercise of any stock options or upon the vesting of other equity awards; requiring that 50% of the executive’s long-term incentive awards be paid in stock; or reducing the executive’s long-term incentive grants.

Employment Agreement and Change of Control Plan

The Company has an employment agreement with Mr. Armes that specifies minimum pay levels and provides severance benefits in certain circumstances (both with and without a change of control). The terms of Mr. Armes’ employment agreement were negotiated in the light of market benchmark data for similar companies provided by Towers Watson, cost and other considerations, and were set to attract him to join the

Company. The terms of the original agreement were amended and restated on December 22, 2008, to be in full compliance with Section 409A of the Code. Mr. Armes’ current base salary under his employment agreement is $850,000.

As a tool to facilitate attraction and retention of key executive talent, the Company also has a change of control plan that covers each of the other named executives. Under this plan, benefits are received only in the event that an actual change of control and termination occurs, and thus are not considered part of annual compensation. We believe that a change of control plan maintains productivity, facilitates a long-term commitment, and encourages retention when, and if, we are confronted with the potential disruptive impact of a change of control of the Company.

See “Potential Payments Upon Termination or Change of Control” for more information regarding these arrangements.

Other Considerations

Clawback Policy

Our Board has adopted a policy that permits us to recoup the annual and long-term incentive compensation paid to our executives in certain circumstances. Under this policy, if the Company significantly restates its reported financial results, the Board will review the circumstances that caused such restatement, consider issues of accountability and oversight, and analyze the impact of such restatement on compensation paid or awarded to Company employees. If the restatement is the result of fraud or misconduct, the Board may elect to recover all annual cash incentive awards, long-term incentive pay (“LTIP”), and other incentive-based compensation paid to the employees who engaged in such fraud or misconduct. Additionally, for participants in the LTIP, the Board may elect to recover LTIP paid out to the extent the Company’s performance goals were over-stated as a result of such restatement, and, for all employees, the Board may adjust any unvested or conditionally vested LTIP amounts related to the relevant performance period(s) to reflect the restatement. If the restatement is not the result of fraud or misconduct, the Board may adjust any unvested or conditionally vested LTIP amounts related to the relevant performance period(s) to reflect the restatement. The policy also provides that if the Board determines that any employee has engaged in unethical conduct detrimental to the Company, the Board may seek recoupment of all annual cash incentives, LTIP, or other incentive-based compensation paid to such employee during the period(s) of such unethical behavior, and cancel all unvested or conditionally vested incentive-based compensation related to such period(s). Recovery under the Clawback Policy is in addition to any recoupment required or permitted by law, including the Sarbanes-Oxley Act of 2002 and common law, or by contract.

Tax Deductibility of Executive Compensation

The financial reporting and income tax consequences of the compensation elements are considered by the Compensation Committee when it analyzes the design and level of compensation. The Compensation Committee balances its objective of ensuring effective and competitive compensation packages with the desire to maximize the tax deductibility of compensation.

Regulations issued under Section 162(m) of the Code provide that compensation in excess of $1 million paid to the Chief Executive Officer and other named executive officers will not be deductible unless it meets specified criteria for being “performance-based”. The Compensation Committee generally designs and administers the executive incentive programs of the Company to qualify for the performance-based exemption. It also reserves the right to provide compensation that does not meet the exemption criteria if, in its sole discretion, it determines that doing so advances the business objectives of the Company.

Executive Compensation Consultant Fees Disclosure

During 2009, Towers Watson was paid $119,000 in fees for executive compensation consulting and $213,000 in fees for non-executive compensation assistance. The decision to use Towers Watson for non-executive compensation consulting purposes was recommended by management and approved by the Compensation Committee.

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation Committee of the Board of Directors:

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive proxy statement on Schedule 14A for its 2010 Annual Meeting, which is incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, each as filed with the Securities and Exchange Commission.

The foregoing report was submitted by the Compensation Committee of the Board and shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A promulgated by the Securities Exchange Commission or Section 18 of the Securities Exchange Act of 1934.

Respectfully submitted,

Richard L. Wambold, Chairman
John J. Holland
John F. Meier
Robert D. Welding

EXECUTIVE COMPENSATION

The following tables and narratives provide, for the fiscal year ended December 31, 2009, descriptions of the cash compensation paid by the Company, as well as certain other compensation paid or accrued, during 2009 to our named executive officers, including:

•	Mr. Roy V. Armes, Chairman, President, and Chief Executive Officer;

•	Mr. Philip G. Weaver, retired Vice President and Chief Financial Officer;

•	Mr. Bradley E. Hughes, Vice President and Chief Financial Officer; and

•	Mr. James E. Kline, Vice President, General Counsel, and Secretary; Mr. Mark W. Krivoruchka, former Senior Vice President, Global Human Resources and Communications; and Mr. Harold C. Miller, President of our International Tire division, who were our three other most-highly compensated executive officers other than Messrs. Armes, Weaver, and Hughes who were serving as of December 31, 2009.

2009 SUMMARY COMPENSATION TABLE

The following table shows compensation information for 2007, 2008 and 2009 for our named executive officers.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
Name and Principal				Stock	Option	Incentive Plan	Compensation	All Other		Total
Position(1)	Year	Salary(2)	Bonus(3)	Awards(4)	Awards(5)	Compensation(6)	Earnings(7)	Compensation(9)		Compensation

Roy V. Armes	2009	$850,000		$417,075	$748,800	$1,700,000	$31,613	$210,427	(10)	$3,957,915
Chairman, CEO	2008	$850,000		$1,706,933	$0	$0	$50,571	$29,908		$2,637,412
and President	2007	$700,000		$589,934	$0	$756,313	$80,097	$114,588		$2,240,932

Philip G. Weaver	2009	$408,015		$152,042	$149,760	$408,015	$663,319	$824,441	(11)	$2,605,593
VP Chief Financial	2008	$405,861		$622,253	$0	$0	$0	$8,865		$1,036,979
Officer (Retired)	2007	$400,015		$271,160	$0	$254,233	$177,753	$12,816		$1,115,977

Bradley E. Hughes	2009	$48,352	$100,000	$1,530,677 (8)	$0	$58,020	$0	$33,460	(12)	$1,770,509
VP Chief Financial Officer

James E. Kline	2009	$332,219		$92,060	$187,200	$332,219	$19,738	$41,624	(13)	$1,005,060
VP General Counsel	2008	$329,194		$376,766	$0	$0	$49,831	$18,800		$774,591
and Secretary	2007	$320,895		$161,588	$0	$183,604	$43,254	$23,842		$733,183

Mark W. Krivoruchka	2009	$312,000		$68,100	$72,800	$0	$0	$309,825	(14)	$762,725
SVP Global Human	2008	$308,769		$278,710	$0	$0	$27,641	$15,344		$630,464
Resources and	2007	$115,385		$74,861	$0	$69,581	$0	$99,302		$359,129
Communications (resigned)

Harold C. Miller	2009	$309,012		$90,160	$249,600	$309,012	$14,564	$34,896	(15)	$1,007,244
President	2008	$305,050		$368,992	$0	$0	$34,831	$23,433		$732,306
International Tire	2007	$294,297		$155,688	$0	$87,959	$25,349	$12,738		$576,031
Division

(1)	Mr. Weaver retired on December 31, 2009. Mr. Hughes joined the Company on November 18, 2009. Mr. Krivoruchka resigned from the Company on December 31, 2009.

(2)	None of the named executive officers received an increase in their salary rate over the salary rate that was in effect at the end of 2008. The amounts shown for 2008 are somewhat lower than the 2009 values because the amounts include a lower rate of salary earned before a mid-year salary increase in 2008.

(3)	Per the terms of his new hire letter, Mr. Hughes received a sign-on bonus of $100,000.

(4)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 of the Notes to the Consolidated Financial Statements for the Company’s financial statements for the year ended December 31, 2009. At maximum performance levels under the 2009 portion of the 2007-2009 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $349,360; Mr. Weaver, $160,581; Mr. Hughes, $0; Mr. Kline, $95,693; Mr. Miller, $92,198. At maximum performance levels under the 2009 portion of the 2008-2010 Long-Term Incentive Plan, the grant date value for each of the named executive officers was as follows: Mr. Armes, $484,790; Mr. Weaver, $143,503; Mr. Hughes, $106,354; Mr. Kline, $84,426; Mr. Miller, $88,122.

(5)	The amounts shown do not reflect compensation actually received by the named executive officer. The amounts shown in this column are the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The assumptions made in the valuation are discussed in Note 14 of the Notes to the Consolidated Financial Statements for the Company’s financial statements for the year ended December 31, 2009. Subsequent to his resignation, Mr. Krivoruchka forfeited 70,000 stock options that were granted to him on April 6, 2009.

(6)	The amounts shown in this column represent payouts in cash for performance under our annual cash incentive program. As discussed under “Compensation Discussion and Analysis” above, these amounts were based on our achievement of certain financial goals and achievement of strategic goals. See “Compensation Discussion and Analysis” for more information about our annual cash incentive program. In 2008, performance was below threshold targets and there were no incentive payouts.

(7)	These amounts represent aggregate changes in the actuarial present value of the named executive officer’s accumulated benefit under our pension plans (including supplemental plans). None of the named executive officers received above-market earnings on deferred compensation balances from prior years. The change for Mr. Weaver in 2009 was a result of earnings on Cooper Tire stock units in his accounts in the qualified pension plan and the non-qualified supplemental plan. Upon his resignation from the Company, Mr. Krivoruchka forfeited his eligibility for pension benefits from the Company.

(8)	Includes a grant of 2,700 performance-based units at a grant date value of $19.70 per unit and 75,000 restricted share units at a grant date value of $19.70 per restricted share unit. As noted in footnote 4, the 2,700 performance units awarded to Mr. Hughes in 2009 had a maximum value of $106,354.

(9)	The amounts shown in this column represent perquisites and other personal benefits including company contributions to qualified and non-qualified defined contribution plans, life insurance premiums in excess of $50,000, executive physicals, company automobile, personal use of company aircraft, spouse and dependent travel, relocation allowances, earnings on stock awards, and, in the case of Mr. Krivoruchka, payments pursuant to a separation agreement. Amounts in excess of 10% of the total “other compensation” received by each name officer are identified in footnotes 10 through 15.

(10)	This amount includes $24,896 in Company contributions to defined contribution retirement plans, $10,331 for use of a Company automobile, $166,783 in dividend equivalents on restricted share units and performance-based units notionally earned under the 2007-2009 cycle of the Long-Term Incentive Plan. For 2008, this amount included corporate automobile $10,859, business travel including spouse and dependent travel $17,637 including $6,401 in taxable gross-up, and executive physical. For 2007, this amount includes corporate automobile, group term life insurance, relocation cost, taxable gross-up for perquisites, and a $21,000 investment savings plan contribution match.

(11)	This amount includes $12,561 in Company contributions to defined contribution plans. It also includes $800,472 earned on performance units and dividend equivalents under the 2007 and 2008 tranches of the 2007-2009 Long-Term Incentive Plan and distributed to him in the form of Cooper Tire common shares on December 31, 2009, pursuant to his retirement agreement. Note that this $800,472 amount is the actual amount earned for 2009 for grants represented by the amounts shown for 2007 and 2008 under the “Stock Awards” column. For 2008, this amount includes corporate automobile, group term life insurance, and fitness reimbursement. For 2007, this amount represents investment savings plan contribution match.

(12)	This amount represents a relocation allowance of $33,333.

(13)	This amount includes $11,526 in Company contributions to defined contribution retirement plans, $11,765 for use of a Company automobile, imputed income on life insurance $4,313; executive physical $4,339 and $9,681 in dividend equivalents on performance-based units earned under the 2007-2009 cycle of the Long-Term Incentive Plan. For 2008, this amount includes corporate automobile $10,087, group term life insurance $4,130, executive physical, and dividend equivalents paid related to restricted stock units of $4,354. For 2007, this amount includes corporate automobile and group term life insurance for perquisites, and $10,910 investment savings plan contribution match.

(14)	This amount includes $292,800 in separation pay. For 2008, this amount includes corporate automobile $6,288, business travel including spouse and dependent travel $8,366 including taxable gross-up of $2,341. For 2007, this amount includes group term life insurance, fitness reimbursement, relocation costs of $95,117, perquisites, and investment savings plan contribution match.

(15)	This amount includes $11,209 in Company contributions to defined contribution retirement plans, $9,884 for use of a Company automobile, $13,087 in dividends on investments in his account in the Executive Deferred Compensation Plan and dividend equivalent units on performance-based units earned under the 2007-2009 cycle of the Long-Term Incentive Plan. For 2008, this amount includes corporate automobile $9,807, business travel including spouse and dependent travel $9,401 including taxable gross-up of $2,862, and dividend equivalents paid related to restricted stock units of $4,225. For 2007, represents dividend equivalents paid relating to restricted stock units of $3,571 and investment savings plan contribution match of $9,167.

2009 GRANTS OF PLAN-BASED AWARDS TABLE

The following table shows all plan-based awards granted to our named executive officers during 2009. The stock option awards and the unvested portion of the stock awards identified in this table are also reported in the “Outstanding Equity Awards at 2009 Fiscal Year-End Table” below. All awards were granted under our 2006 Incentive Compensation Plan. For a summary of the incentive plan designs, see “Compensation and Discussion Analysis” above.

									All Other	All Other
			Estimated Future			Estimated Future			Stock	Option	Exercise
			Payouts Under			Payouts Under			Awards: #	Awards: #	of Stock		Value of
			Non-Equity Incentive			Equity Incentive			of Shares	of Securities	Option	Closing	Stock and
			Plan Awards			Plan Awards			of Stocks	Underlying	Awards	Price	Option
			$	$	$	#	#		or Units	Options	($/share)	(S/share)	Awards
		Grant	Threshold	Target	Maximum	Threshold	Target	#	#	#	$	$	$
Name		Date	(2)	(3)	(4)	(5)	(6)	Maximum (7)	(8)	(9)	(10)	(11)	(12)
(a)	Type(1)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)

Roy V. Armes	AIP	2/23/2009	$340,000	$850,000	$1,700,000
	PBU1	2/23/2009				19,496	38,991	77,982	—	—	—	—	$174,680
	PBU2	2/23/2009				27,053	54,106	108,212	—	—	—	—	$242,395
	Options	4/6/2009							—	360,000	$4.82	$4.99	$1,735,200

Philip G. Weaver	AIP	2/23/2009	$81,603	$204,008	$408,015
	PBU1	2/23/2009				861	1,722	3,444	—	—	—	—	$7,715
	PBU2	2/23/2009				8,008	16,016	32,032	—	—	—	—	$71,752
	Options	4/6/2009							—	72,000	$4.82	$4.99	$347,040

Bradley E.	AIP	11/18/2009	$14,505	$29,010	$58,020
Hughes	PBU2	11/18/2009				1,350	2,700	5,400	—	—	—	—	$12,096
	RSU	12/21/2009							75,000	—	—	—	$1,519,500

James E. Kline	AIP	2/23/2009	$66,444	$166,110	$332,219
	PBU1	2/23/2009				5,340	10,680	21,360	—	—	—	—	$47,846
	PBU2	2/23/2009				4,935	9,869	19,738	—	—	—	—	$44,213
	Options	4/6/2009							—	90,000	$4.82	$4.99	$433,800

Mark W.	AIP	2/23/2009	$62,400	$156,000	$312,000
Krivoruchka	PBU1	2/23/2009				3,960	7,919	15,838	—	—	—	—	$35,477
	PBU2	2/23/2009				3,641	7,282	14,564	—	—	—	—	$32,623
	Options	4/6/2009							—	105,000	$4.82	$4.99	$506,100

Harold C. Miller	AIP	2/23/2009	$61,802	$154,506	$309,012
	PBU1	2/23/2009				5,145	10,290	20,580	—	—	—	—	$46,099
	PBU2	2/23/2009				4,918	9,835	19,670	—	—	—	—	$44,061
	Options	4/6/2009							—	120,000	$4.82	$4.99	$578,400

(1)	AIP = Annual Cash Incentive Plan; PBU1 = Performance-based units granted in the 2009 tranche of the 2007-2009 Long-Term Incentive Plan; PBU2 = Performance-based units granted in the 2009 tranche of the 2008-2010 Long-Term Incentive Plan; Options = Stock options granted in 2009; RSU = Restricted Stock Units.

(2)	The amounts shown in column (c) represent 50% of the total target award opportunity which is the minimum award payable under the Annual Cash Incentive Plan.

(3)	The amounts shown in column (d) represent potential payouts under the Annual Cash Incentive Plan for 2009 if performance equals 100% of target for each performance metric (the payout is 100% of the executives’ targeted payout amounts).

(4)	The amounts shown in column (e) represent the maximum potential payouts under the Annual Cash Incentive Plan for 2009. The combined payout amounts are capped at 200% of the executives’ targeted payout amounts. Maximum payout is based on performance equal to or exceeding 150% of the target goals for net income, operating profit and free cash flow performance metrics, and 100% of target for strategic goals performance metric.

(5)	Under our long-term incentive programs for 2007-2009 and 2008-2010, if the 2009 performance was below 75% of target, our executives would not have received any payout of the performance-based units awarded to them; at threshold performance, which is equal to 75% of target, the amount payable was 50% of the executives’ targeted payout amounts.

(6)	The amounts granted on February 23, 2009, in column (g) represent the maximum number of performance-based units that the executive would have received for 2009 performance under the 2007-2009 and 2008-2010 performance periods of our Long-Term Incentive Plan, if performance equaled 100% of target (the payout is 100% of the executives’ targeted payout amounts).

(7)	The amounts granted on February 23, 2009, in column (h) represent the maximum number of performance-based units that the executive received or earned for 2009 performance under the 2007-2009 and 2008-2010 performance periods of our Long-Term Incentive Plan. The payout amounts are capped at 200% of the executives’ targeted payout amounts and are based on performance equal to or exceeding 120% of target.

(8)	The amount in column (i) represents an award of restricted stock units granted to Mr. Hughes as an inducement to join the Company. These units vest 25% per year on the anniversary dates of the grant.

(9)	The amounts granted on April 6, 2009, in column (j) represent the number of stock options granted to each executive. Upon his resignation, Mr. Krivoruchka forfeited 70,000 of the stock options granted to him on April 6, 2009.

(10)	The amounts in column (k) represent the per-share exercise price of options on April 6, 2009, the date they were granted. This was determined based on the average of the high and low price of a share of the Company’s common stock on that date.

(11)	The amounts in column (l) represent the closing market price of the Company’s common stock on April 6, 2009.

(12)	The amounts in column (m) represent the fair value as of the grant date of stock awards determined pursuant to FASB ASC Topic 718.

Dividend equivalents accrue on the restricted stock units and performance-based units at the same quarterly rate as that paid to our stockholders, which for 2009 was $0.105 per share. For all named executive officers, the non-equity incentive awards reflected in columns (c) through (e) of the above table were granted under our Annual Cash Incentive Plan, and the equity incentive awards reflected in columns (f) through (h) and (l) of the above table were granted by our Compensation Committee on February 23, 2009, as part of our long-term incentive compensation program. For more information about these awards, see “Compensation Discussion and Analysis” above.

Certain of our named executive officers are or were parties to employment agreements with us. For more information about these agreements, see “Compensation Discussion and Analysis — Employment Agreements and Change of Control Arrangements” above. For more information about the compensation arrangements in which our named executive officers participate and the proportion of our named executive officers’ total compensation represented by base salary and bonus, see “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END TABLE

The following table shows all outstanding equity awards (stock options, performance-based units that have not been earned and restricted stock units) held by our named executive officers at the end of 2009.

					Stock Awards
								Equity
								Incentive
	Option Awards							Plan
							Equity	Awards:
							Incentive	Market or
							Plan	Payout
							Awards:	Value of
							Number of	Unearned,
	Number of	Number of				Market	Unearned	Shares,
	Securities	Securities			Number	Value of	Shares,	Units or
	Underlying	Underlying			of Shares	Shares or	Units or	Other
	Unexercised	Unexercised			or Units of	Units of	Other	Rights
	Options	Options	Option		Stock That	Stock That	Rights That	That
	(#)	(#)	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested	Vested	Vested	Vested
Name	(1)	(2)	($)	Date	(#)	($)(3)	(#)	($)(3)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)

Roy V. Armes		360,000	$4.82	April 6, 2019
	—	—	—	—	591,858	$11,866,753	108,212	$2,169,651
Philip G. Weaver	43,314		$14.96	February 6, 2012	—	—	—	—
	6,686		$14.96	March 31, 2010
	43,161		$14.62	February 5, 2013	—	—	—	—
	6,839		$14.62	March 31, 2010
	50,000		$19.76	February 4, 2014	—	—	—	—
	24,425		$21.61	December 31, 2014	—	—	—	—
	18,319		$14.40	March 31, 2010	—	—	—	—
	24,000		$4.82	December 31, 2014
	—	—	—	—	107,386	$2,153,089	—	$—

	216,744	—
Bradley E. Hughes					80,400	$1,612,020	—	—
	—	—
James E. Kline	14,555		$21.61	February 15, 2015	—	—	—	—
	7,278	3,638	$14.40	February 14, 2016	—	—	—	—
		90,000	$4.82	April 6, 2019
	—	—	—	—	64,644	$1,296,112	19,738	$395,747

	21,833	93,638
Mark W. Krivoruchka	35,000		$4.82	March 31, 2010
	—	—	—	—	28,690	$575,235	—	$—
Harold C. Miller	10,000		$18.20	July 17, 2012	—	—	—	—
	10,000		$14.62	February 5, 2013	—	—	—	—
	10,000		$19.76	February 4, 2014	—	—	—	—
	14,023		$21.61	February 15, 2015	—	—	—	—
	10,518	3,505	$14.40	February 14, 2016	—	—	—	—
		120,000	$4.82	April 6, 2019
	—	—	—	—	62,935	$1,261,847	19,670	$394,384

	54,541	123,505

(1)	Includes dividend equivalent units earned on outstanding performance-based units which have been notionally earned, and outstanding restricted stock units.

(2)	Reflects maximum payout opportunity for year 3 of the 2008-2010 Long-Term Incentive Plan.

(3)	Value is based on the closing price of our common stock of $20.05 on December 31, 2009, as reported on the New York Stock Exchange.

2009 OPTION EXERCISES AND STOCK VESTED TABLE

The following table shows our named executive officers’ exercise of stock options, plus the value realized at exercise by each named executive officer, in addition to stock awards that vested, plus the value realized by each named executive officer as a result of such vesting, during 2009.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	—	$—	—	$—
Philip G. Weaver	—	$—	5,198	$26,562
Bradley E. Hughes	—	$—	—	$—
James E. Kline	—	$—	3,100	$14,090
Mark W. Krivoruchka	—	$—	—	$—
Harold C. Miller	—	$—	2,987	$15,264

(1)	These amounts represent the market value of our common stock on the vesting date or distribution date multiplied by the number of shares that vested or were distributed.

2009 PENSION BENEFITS TABLE

This table shows the actuarial present value of accumulated benefits payable to, and the number of years of service credited to, each of our named executive officers under our pension plan and our supplemental pension plan.

		Number of	Present
		Years of	Value of	Payments
		Credited	Accumulated	During Last
Name	Plan Name	Service	Benefit	Fiscal Year
(a)	(b)	(c)	(d)	(e)

Roy V. Armes	Spectrum Retirement Plan	3	$33,655	$0
	Non-qualified Supplementary Benefit Plan	3	$128,626	$0
Philip G. Weaver	Spectrum Retirement Plan	19	$338,911	$0
	Non-qualified Supplementary Benefit Plan	19	$1,360,847	$0
Bradley E. Hughes	Non-qualified Supplementary Benefit Plan	0	$0	$0
James E. Kline	Spectrum Retirement Plan	6	$112,544	$0
	Non-qualified Supplementary Benefit Plan	6	$79,347	$0
Mark W. Krivoruchka	Spectrum Retirement Plan	0	$0	$0
	Non-qualified Supplementary Benefit Plan	0	$0	$0
Harold C. Miller	Spectrum Retirement Plan	7	$101,332	$0
	Non-qualified Supplementary Benefit Plan	7	$47,172	$0

For purposes of the amounts reflected above under column (d), we have used the same assumptions that we use for financial reporting purposes under generally accepted accounting principles, except that we have assumed that the retirement age for our named executive officers is their current age. See Note 10 to our consolidated financial statements for the twelve months ended December 31, 2009, for details as to our valuation method and the material assumptions applied in quantifying the present value of the current accrued benefit. See also our discussion of pension and postretirement benefits under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Policies”.

We have a cash balance pension plan that was frozen as of June 30, 2009. The cash balance pension plan is a type of noncontributory defined benefit pension plan in which a participant’s benefit is determined as if an individual account had been established for him or her. Participants in this plan include all non-union employees in the United States who were employed by Cooper Tire on or before June 30, 2009, other than those participants grandfathered in the defined benefit pension plan who had reached age 40 and had at least 15 years of service with us as of January 1, 2002. With the exception of Mr. Hughes, each of the other named executive officers for 2009 participated in the cash balance pension plan. Upon his resignation from the Company, Mr. Krivoruchka forfeited his eligibility for pension/retirement benefits.

Upon retirement, a participant’s benefit under the cash balance plan will be paid in the form of an annuity, or in a lump sum, upon the election of the participant. A participant may receive the amount of his or her benefit in a lump sum payment upon termination of employment, subject to any Section 409A provisions. Payment of the benefit in an annuity form may not generally commence until the participant has reached age 55. The amount payable is not reduced by Social Security benefits payable to the participant.

2009 NON-QUALIFIED DEFERRED COMPENSATION TABLE

This table shows certain information for 2009 for each of our named executive officers under our non-qualified deferred compensation plans and programs.

	Executive	Company	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
	in 2009	in 2009	in 2009	Distributions	at 12/31/09
Name	($)(1)	($)(2)	($)(3)	($)	($)(4)
(a)	(b)	(c)	(d)	(e)	(f)

Roy V. Armes	$—	$62,530	$396	$—	$77,576
Philip G. Weaver	$—	$49,799	$6,836	$107,200	$122,806
Bradley E. Hughes	$—	$—	$—	$—	$—
James E. Kline	$—	$30,589	$663	$21,798	$26,376
Mark W. Krivoruchka	$—	$25,882	$—	$—	$25,882
Harold C. Miller	$15,264	$14,436	$193,237	$—	$304,118

(1)	Mr. Miller deferred $15,264 from the restricted stock units that vested in 2009. There were no other executive contributions to the Executive Deferred Compensation Plan in 2009.

(2)	The amounts shown in this column represent Company contributions to the Spectrum Retirement Savings Plan.

(3)	None of these amounts are reported in the “2009 Summary Compensation Table”.

(4)	The aggregate balance shown for Mr. Krivoruchka was forfeited upon his resignation from the Company.

For more information about our non-qualified deferred compensation program, see “Compensation Discussion and Analysis” above.

Qualified Deferred Compensation Plan

We maintain a tax-qualified 401(k) Plan, the Spectrum Investment Savings Plan, which provides participants an opportunity to save for retirement. Under the 401(k) Plan, all participants are eligible to receive matching contributions from us that are subject to vesting over time.

In conjunction with a freeze of the Cooper Tire Spectrum Retirement Plan on June 30, 2009, the Company’s matching contribution to the Spectrum Investment Savings Plan was also changed.

For the period between January 1, 2009 and June 30, 2009, there were two parts to the matching contribution: First, if the Company achieved at least a 10% return on stockholders’ equity goals for the year, the Company contributed (up to) $0.50 to each participant’s account under the 401(k) Plan for every $1.00 contributed by the participant, up to 6% of the participant’s salary. Second, we contributed an additional amount since our return on invested capital reached certain specified levels. In 2008, no additional contribution was made to the 401(k) Plan.

For the period between July 1, 2009 and December 31, 2009, participants are eligible for a “Stated Match” that is 3.5% of their eligible earnings when the participant contributes 6% or more of their eligible earnings to the plan; this “stated match” is not contingent upon company performance measures. In addition, the Company may also contribute a discretionary match. For the period since July 1, 2009, participants received the “stated match” to the degree that they participated in the 401(k) Plan. For the last months of 2009, a discretionary contribution equal to approximately 3% of an eligible employee’s salary was made to the 401(k) Plan.

Non-Qualified Supplementary Benefit Plan

The named executive officers are also eligible to participate in a non-qualified supplementary benefit plan. To the extent that an executive’s full participation in our qualified 401(k) Plan (the Spectrum Investment Savings Plan) is restricted by IRS limits on contributions, the non-qualified supplementary plan allows our named executives to contribute towards their own retirement funds and receive contributions from the Company at the levels otherwise provided under our 401(k) Plan for non-executive participants.

Non-Qualified Deferred Compensation Plan

We offer an Executive Deferred Compensation Plan to a select group of senior level management in order to allow them to defer compensation and save for retirement. Having this plan helps us to attract and retain executive talent. The Plan allows selected senior management employees (including the named executive officers) to elect to defer receipt of up to 80% of their base salary and up to 100% of their annual and long-term incentive cash compensation each year (subject to an aggregate $10,000 minimum per year), until a date or dates chosen by the participant.

Each year, participants must make an irrevocable election to participate in the Executive Deferred Compensation Plan and choose (1) the amounts that they will defer for the subsequent year, (2) the form of distribution for the deferred amounts, and (3) their investment preferences for the deferred amounts.

The Executive Deferred Compensation Plan allows participants to defer income taxation (but not Social Security or Medicare taxation) on the deferred amounts. Deferred amounts will be taxed at ordinary income tax rates when distributed to participants.

We credit deferred amounts in bookkeeping accounts established for the Executive Deferred Compensation Plan. This trust, unlike the trust for our 401(k) Plan, is not protected against the claims of third parties. Based on the participants’ elections, deferred amounts are credited with earnings as if the deferred amounts were invested in accordance with those funds available under our 401(k) Plan that were chosen by the participants. We do not make matching or other employer contributions to the Executive Deferred Compensation Plan. Distributions of deferred amounts will be made in accordance with the participants’ elections, and generally after the participants’ employment terminates, in a lump sum, in up to 10 annual installments, or a combination of these two forms. Participants may, in some cases, delay distribution of deferred amounts. Participants may also change their distribution elections subject to distribution delays. This Plan is compliant with and administered in accordance with the rules and regulations of Section 409A of the Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

We are generally obligated to provide our named executive officers with certain payments or other forms of compensation when their employment with us is terminated. The forms of such termination can involve voluntary termination, retirement, involuntary termination without cause, for cause termination, termination following a change of control, and the disability or death of the executive. The disclosure below describes the circumstances under which we may be obligated to provide our named executive officers with post-termination payments or compensation. Additionally, the tables below reflect the estimated amounts of payments or compensation each of our named executive officers may receive under particular circumstances in the event of termination of such named executive officer’s employment.

We are a party to an employment agreement with Mr. Armes. The tables below reflect the specific terms of this employment agreement.

The initial term of the employment agreement with Mr. Armes is for three years, which is automatically extended for successive one-year terms after the initial term until the year in which Mr. Armes’ 64th birthday occurs, unless either Mr. Armes or we give prior notice by September 30th that the term will not be extended. The employment agreement contains non-competition and non-solicitation provisions that extend for two years after any termination of employment.

Payments Made Upon Retirement

Under the terms of the employment agreement of Mr. Armes, if he retires during the term of his employment agreement, he will be entitled to a single lump sum cash payment within 30 days following his termination date equal to his then-current base salary, to the extent unpaid through his termination date, plus the pro-rated portion of our annual and long-term incentive compensation programs in which the executive participates. The pro-rated portion of the annual cash incentive will be calculated using the actual performance of the applicable metrics as of the end of the year compared to established targets. Additionally, all outstanding and vested stock options (or similar equity awards) will remain outstanding and exercisable in accordance with their terms. The vesting and distribution of restricted stock units will be in accordance with the terms of the grants. He will also receive any benefits under the Company’s Non-Qualified Supplemental Benefit Plan to which he is entitled.

Upon retirement, our other named executive officers who are eligible to retire receive the following:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination to be distributed in accordance with the terms of the plans which is generally within 75 days following the close of the year of termination;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Payments Made Upon Termination Without Cause or for Good Reason

Mr. Armes is entitled to certain separation benefits and payments upon an involuntary termination without cause or a voluntary termination due to good reason (as defined in the employment agreement) other than within two years following a change of control. These payments and benefits include the following:

•	Pro-rated portion of long-term performance-based incentive compensation;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual cash incentive compensation earned over the prior 3 years;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible; and

•	Full vesting of his initial restricted stock unit award that which occurred January 1, 2010.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

Upon termination without cause or for good reason, our other named executive officers receive the following:

•	Pro-rated incentive (annual and long-term) compensation accrued through the date of termination to be distributed in accordance with the terms of the plans;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Payments Made Upon Termination for Cause or Without Good Reason

Upon a termination for cause or without good reason, Mr. Armes is entitled to payment of any earned and unpaid base pay as of the date of termination and vested benefits in accordance with the terms of the applicable plans.

Upon termination for cause or without good reason, our other named executive officers are entitled to the following:

•	Pro-rated annual bonus compensation accrued through the date of termination to be distributed in accordance with the terms of the plan;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Payments Made Upon Termination Subsequent to a Change of Control

Mr. Armes is entitled to certain separation benefits and payment upon a termination within two years following a change of control. These payments and benefits include the following:

•	Pro-rated portion of each long-term performance-based compensation plan in which executive participates including performance-based restricted stock unit awards;

•	Lump sum payment of $75,000 plus two times the sum of his base pay and average annual cash incentive compensation earned over the prior 3 years;

•	24 months’ continuation of life, accident and health benefits followed by retiree medical and life insurance coverage to the extent eligible;

•	If the termination occurs during the two-year period on or following a change of control, Mr. Armes would receive full vesting of all then-unvested restricted stock unit and stock option awards. Stock options will be subject to exercise for 90 days following termination; and

•	A tax gross-up for excise taxes, if they exceed 100% of the “safe harbor limit”, resulting from payments triggered as a result of a change of control.

All post-termination payments are conditioned upon the execution by Mr. Armes at the time of termination of a release of all claims against the Company.

Upon termination subsequent to a change of control, our other named executive officers are entitled to receive the following payments and benefits upon a termination within two years following a change of control:

•	Pro-rated incentive (annual and long-term) compensation accrued through the date of termination for awards or programs in which the executive participates;

•	Two times the sum of the executive’s base pay plus target annual cash incentive compensation for the year of the change of control;

•	Accelerated vesting of the time-based restricted stock unit awards. Restricted stock unit awards that vest based upon performance that have not otherwise vested will vest based upon achievement of the relevant performance criteria through the termination date or a pro-rated achievement of the performance criteria;

•	Accelerated vesting of unvested stock options. Vested and outstanding stock options will be exercisable for 90 days following termination, or such longer period pursuant to the terms of the applicable stock option plan;

•	24 months’ continuation of life, accident, and health benefits followed by retiree medical and life insurance coverage to the extent eligible; and

•	Outplacement services for 12 months, in an amount up to 15% of the executive’s base salary.

All post-termination payments are conditioned upon the execution by the executive at the time of termination of a release of all claims against the Company.

Payments Made Upon Death or Disability

In the event of Mr. Armes’ death or termination of employment due to disability, he or his beneficiaries or estate will be entitled to payment of a full target-level bonus, a prorated long-term incentive compensation payout, and 24 months’ continuation of life and accident benefits and health benefits followed by eligible COBRA benefits, as well as full vesting and distribution of any unpaid portion of Mr. Armes’ initial restricted stock unit award.

Upon death or disability, our other named executive officers generally receive the identical payments to those described for retirement:

•	Pro-rata incentive (annual and long-term) compensation accrued through the date of termination to be distributed in accordance with the terms of the plans which is generally within 75 days following the close of the year of termination;

•	Accrued and vested retirement benefits; and

•	Stock option exercises and the vesting and distribution of restricted stock unit awards will be in accordance with the terms of the plan or grants.

Tabular Disclosure

Except as otherwise indicated, the amounts shown in the tables below assume that a named executive officer was terminated as of December 31, 2009, and that the price of our common stock equals $20.05, which was the closing price of our common stock on December 31, 2009, as reported on the New York Stock Exchange. Actual amounts that we may pay to any named executive officer upon termination of employment, however, can only be determined at the time of such named executive officer’s actual separation from Cooper Tire.

Roy V. Armes

The following table shows the potential payments upon termination under various circumstances for Roy V. Armes, Chairman, Chief Executive Officer, and President.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Benefits and Payments Upon Termination	12/31/09 (A)	12/31/09	on 12/31/09	12/31/09	on 12/31/09	on 12/31/09

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$1,700,000	$1,700,000	$1,700,000	$1,700,000	$1,700,000
Base salary and average annual incentive
compensation multiple(3)	$—	$3,412,542	$—	$3,412,542	$—	$—
Long-term incentive — performance
based units(4)	$—	$3,504,039	$3,504,039	$3,504,039	$3,504,039	$3,504,039
Stock Options(5)	$—	$—	$—	$5,482,800	$—	$—
Restricted Stock Units(6)	$—	$6,410,246	$—	$6,410,246	$6,410,246	$6,410,246
Benefits and Perquisites:
Pension Plan and Non-qualified
Supplementary Benefit Plan(7)	$—	$15,045	$15,045	$15,045	$15,045	$15,045
Life, accident, and health insurance(8)	$—	$23,978	$—	$23,978	$23,978	$23,978
Retiree medical and life insurance(9)	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up(10)	$—	$—	$—	$1,807,394	$—	$—
Outplacement Services	$—	$—	$—	$—	$—	$—

Total	$—	$15,065,850	$5,219,084	$22,356,044	$11,653,308	$11,653,308

(A)	Not eligible for retirement at 12/31/09.

Bradley E. Hughes

The following table shows the potential payments upon termination under various circumstances for Bradley E. Hughes, Vice President and Chief Financial Officer.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Benefits and Payments Upon Termination	12/31/09 (A)	12/31/09	on 12/31/09	12/31/09	on 12/31/09	on 12/31/09

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$58,020	$58,020	$58,020	$58,020	$58,020
Base salary and average annual incentive
compensation multiple(3)	$—	$—	$—	$951,994	$—	$—
Long-term incentive — performance
based units(4)	$—	$108,270	$108,270	$108,270	$108,270	$108,270
Stock Options	$—	$—	$—	$—	$—	$—
Restricted Stock Units(6)	$—	$—	$—	$1,503,750	$1,503,750	$1,503,750
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan	$—	$—	$—	$—	$—	$—
Life, accident and health insurance(8)	$—	$—	$—	$28,269	$—	$—
Retiree medical and life insurance	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$60,000	$—	$—

Total	$—	$166,290	$166,290	$2,710,303	$1,670,040	$1,670,040

(A)	Not eligible for retirement at 12/31/09.

James E. Kline

The following table shows the potential payments upon termination under various circumstances for James E. Kline, Vice President, General Counsel, and Secretary.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Benefits and Payments Upon Termination	12/31/09(A)	12/31/09	on 12/31/09	12/31/09	on 12/31/09	on 12/31/09

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$332,220	$332,220	$332,220	$332,220	$332,220	$332,220
Base salary and average annual incentive
compensation multiple(3)	$—	$—	$—	$625,936	$—	$—
Long-term incentive — performance
based units(4)	$1,296,112	$1,296,112	$1,296,112	$1,296,112	$1,296,112	$1,296,112
Stock Options(5)	$41,121	$41,121	$41,121	$1,432,376	$41,121	$41,121
Restricted Stock Units	$—	$—	$—	$—	$—	$—
Benefits and Perquisites:
Pension Plan and Non-qualified
Supplementary Benefit Plan(7)	$89,223	$9,876	$9,876	$89,223	$9,876	$9,876
Life, accident, and health insurance(8)	$—	$—	$—	$19,699	$—	$—
Retiree medical and life insurance	$—	$—	$—	$—	$—	$—
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$49,833	$—	$—

Total	$1,758,676	$1,679,329	$1,679,329	$3,845,399	$1,679,329	$1,679,329

Mark W. Krivoruchka

The following table shows the payments made to Mr. Krivoruchka upon his resignation pursuant to his severance agreement.

Termination Without
Cause or for
Benefits and Payments	Good Reason
Upon Termination	on 12/31/09

Compensation:
Base salary(12)	$234,000
Annual incentive compensation	$—
Base salary and average annual incentive
compensation multiple	$—
Long-term incentive — performance
based units(4)	$755,524
Stock Options(5)	$533,050
Restricted Stock Units	$—
Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan	$—
Life, accident and health insurance	$—
Retiree medical and life insurance	$—
Excise-Tax Gross-up	$—
Outplacement Services(11)	$46,800

Total	$1,569,374

Harold C. Miller

The following table shows the potential payments upon termination under various circumstances for Harold C. Miller, President International Tire Division.

		Termination
		Without	Termination	Termination
		Cause or	for Cause	Subsequent to
		for Good	or Without	a Change of	Termination	Termination
	Retirement on	Reason on	Good Reason	Control on	by Death	by Disability
Benefits and Payments Upon Termination	12/31/09 (A)	12/31/09	on 12/31/09	12/31/09	on 12/31/09	on 12/31/09

Compensation:
Base salary(1)	$—	$—	$—	$—	$—	$—
Annual incentive compensation(2)	$—	$309,012	$309,012	$309,012	$309,012	$309,012
Base salary and average annual incentive
compensation multiple(3)	$—	$—	$—	$252,132	$—	$—
Long-term incentive — performance
based units(4)	$—	$1,261,847	$1,261,847	$1,261,847	$1,261,847	$1,261,847
Stock Options(5)	$—	$167,577	$167,577	$2,014,980	$167,577	$167,577
Restricted Stock Units(6)	$—	$62,837	$62,837	$62,837	$62,837	$62,837

Benefits and Perquisites:
Pension Plan and Non-qualified
Supplementary Benefit Plan(7)	$—	$226,843	$226,843	$226,843	$226,843	$226,843
Life, accident, and health insurance(8)	$—	$—	$—	$19,507	$—	$—
Retiree medical and life insurance(9)	$—	$—	$—	$34,922	$—	$—
Excise-Tax Gross-up	$—	$—	$—	$—	$—	$—
Outplacement Services(11)	$—	$—	$—	$46,352	$—	$—

Total	$—	$2,028,116	$2,028,116	$4,228,432	$2,028,116	$2,028,116

(A)	Not eligible for retirement at 12/31/09.

Philip G. Weaver

The following table shows the payments made to Mr. Weaver upon his retirement pursuant to his Employment Transition Agreement.

Benefits and
Payments	Retirement
Upon	on
Termination	12/31/09

Compensation:
Base salary(13)	$545,800
Annual incentive compensation	$408,016
Base salary and average annual incentive
compensation multiple	$—
Long-term incentive — performance
based units(4)	$2,161,387
Stock Options(5)	$1,009,772
Restricted Stock Units	$—

Benefits and Perquisites:
Pension Plan and Nonqualified
Supplementary Benefit Plan(7)	$1,460,415
Life, accident and health insurance	$—
Retiree medical and life insurance	$—
Excise-Tax Gross-up	$—
Outplacement Services	$—

Total	$5,585,390

Footnotes for Tabular Disclosure

(1)	As of December 31, 2009, the amount of base salary payable to the named executive officers for services rendered during 2009 has been paid.

(2)	Amounts shown are actual amounts payable in early 2010 based upon achieved performance metrics established for 2009 although the payments could be different for a termination during the year under the various listed terminations.

(3)	Termination for change of control: $75,000 lump sum payment in addition to base salary as of the end of 2009, plus average annual cash incentive award times two (2) for Mr. Armes. Mr. Armes would receive the same amount if terminated without cause or for good reason. All other named executive officers would receive two (2) times base salary as of the end of 2009 plus target annual cash incentive compensation for termination due to a change of control. Any required reduction due to an excise tax “Cap” for other named executives due to a change of control adjusts the cash severance.

(4)	Amounts shown are based on the units earned as of December 31, 2009, as part of the 2007-2009 and the 2008-2010 long-term incentive programs’ performance unit grants. Units were valued at the closing price of our common stock at December 31, 2009.

(5)	Total in-the-money/intrinsic dollar value of vested and non-vested stock options for disability, death, and change of control. Total in-the-money/intrinsic dollar value of only vested stock options for retirement or for termination not for cause or good reason and for cause each with specific periods for exercise.

(6)	Total dollar value of vested and non-vested restricted stock units for termination without cause or for good reason (Mr. Armes only), retirement, disability, death, and change of control. Total dollar value of only vested restricted stock units for termination with cause or without good reason. When restricted units become vested, the grantee shall receive shares of common stock equal to the number of restricted units granted in addition to dividend equivalents earned. The common stock is to be delivered on the date specified by the grantee in their restricted stock award agreement.

(7)	Non-Qualified Supplemental Benefit Plan retirement benefits are payable to retirees plus investment savings benefits are payable to all participants upon termination. In addition, Mr. Miller’s balance in the Executive Non-Qualified Deferred Compensation Plan ($216,338) is also included.

(8)	Termination for change of control: Present value of 24 months’ coverage of Company-provided life, accident, and health benefits. In accordance with Mr. Armes’ employment agreements, he would receive this same amount if terminated without cause or for good reason, or due to death or disability.

(9)	Present value of Company-paid lifetime medical and life insurance valued to age 85. This benefit is only for employees hired before January 1, 2003.

(10)	Reflects the estimated gross-up payment for excise taxes imposed by Internal Revenue Code Section 4999, assuming a change of control and subsequent termination of an executive’s employment as of December 31, 2009. The gross-up payment would cover federal excise taxes and additional income taxes resulting from the payment of the gross-up.

(11)	The amount shown reflects the total amount payable for outplacement assistance for Messrs. Hughes, Kline, Krivoruchka, and Miller, which is equal to 15% of current base salary.

(12)	This represents the separation payments to Mr. Krivoruchka pursuant to his resignation from the Company at December 31, 2009.

(13)	This represents the lump sum payment to Mr. Weaver pursuant to his employment transition agreement upon his retirement at December 31, 2009.

2009 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option
	Paid in Cash	Awards	Awards	Total
Name	($)(1)	($)(2)	($)(3)	($)
(a)	(b)	(c)	(d)	(h)

Laurie J. Breininger	$70,000	$70,000	$1,674	$141,674
Thomas Capo	$70,000	$70,000	$—	$140,000
Steven M. Chapman	$70,000	$70,000	$1,674	$141,674
John J. Holland	$77,000	$70,000	$1,674	$148,674
John F. Meier	$80,000	$70,000	$1,674	$151,674
John H. Shuey	$80,000	$70,000	$1,674	$151,674
Richard L. Wambold	$77,000	$70,000	$1,674	$148,674
Robert Welding	$70,000	$70,000	$—	$140,000

(1)	The amounts listed under “Fees Earned or Paid in Cash” represent the compensation amounts discussed in the narration below. The Non-Employee Directors deferred the following amounts of fees reported in column (b) initially into phantom stock units under our Directors’ deferral plan, as described below: Ms. Breininger, $17,500; Mr. Capo, $70,000; Mr. Chapman, $70,000; Mr. Holland, $77,000; Mr. Meier, $25,000; Mr. Shuey, $0; Mr. Wambold, $77,000; and Mr. Welding, $70,000.

(2)	These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 14 to our consolidated financial statements for the twelve months ended December 31, 2009, for details as to the assumptions used to determine the fair value of the stock awards. The Non-Employee Directors had stock awards outstanding as of December 31, 2009, for the following number of shares: Ms. Breininger, 50,308; Mr. Capo, 29,475; Mr. Chapman, 43,896; Mr. Holland, 61,287; Mr. Meier, 50,359; Mr. Shuey, 32,033; Mr. Wambold, 55,548; and Mr. Welding, 31,080. Each Non-Employee Director received an annual grant of phantom stock units as follows: 7,705 units on May 5, 2009. The entire grant date fair value (including amounts reported for 2009) of the stock awards issued to each of the Non-Employee Directors in 2009 was $70,000.

(3)	These amounts are the aggregate grant date fair value in accordance with FASB ASC 718. See Note 14 to our consolidated financial statements for the twelve months ended December 31, 2009, for details as to the assumptions used to determine the fair value of the option awards. The Non-Employee Directors had option awards outstanding as of December 31, 2009, for the following number of shares: Ms. Breininger, 5,748; Mr. Capo, 0; Mr. Chapman, 2,631; Mr. Holland, 7,748; Mr. Meier, 11,482; Mr. Shuey, 11,740; Mr. Wambold, 5,748; and Mr. Welding, 0.

Our Nominating and Governance Committee makes compensation decisions for our Directors. Except as noted in the footnotes above, our Non-Employee Directors received the following compensation for the period January 1, 2009 through December 31, 2009:

•	Each Non-Employee Director will receive an annual retainer of $70,000. Fees for attendance at meetings of the Board of Directors and meetings of the Committees of the Board of Directors were eliminated;

•	The Lead Director will receive an annual fee of $10,000 for serving in that capacity;

•	The Chair of the Audit Committee will receive an annual fee of $10,000 for serving in that capacity; and

•	The Chairs of the Compensation Committee and Nominating and Governance Committee will each receive an annual fee of $7,000 for serving in those capacities.

Additionally, each Non-Employee Director will receive an annual grant of phantom stock units in an amount equal to $70,000 divided by the average of the highest and the lowest quoted selling price of a share of the Company’s common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year. The Non-Employee Directors will no longer be awarded stock options as part of the Director compensation.

All Directors are required to own at least 10,000 shares of our common stock, excluding options, and have until the end of their second full term as a Director to meet this requirement. As of the date of this proxy statement, each of our directors has met this requirement.

Our Non-Employee Directors also participate in our Amended and Restated 1998 Non-Employee Directors Compensation Deferral Plan, which we refer to as the Directors’ deferral plan. The Directors’ deferral plan permits our Non-Employee Directors to defer some or all of the fees payable to them for service on the Board of Directors. The amounts that our Non-Employee Directors defer, and dividend equivalents on those amounts, are converted to phantom stock units and credited to a bookkeeping account established for this purpose, or are invested in various alternative investment funds available from time to time under our 401(k) Plan or as chosen by the Compensation Committee. Deferred amounts may be transferred from phantom stock units, into the alternative investment funds, but not back into phantom stock units in an amount equal to (1) $70,000 divided by (2) the average of the highest and the lowest quoted selling price of a share of our common stock, as reported on the New York Stock Exchange Composite Tape, on the grant date for that particular year (or, if there were no sales on the grant date, the next preceding date during which a sale of our common stock occurred), which price we refer to as the phantom stock unit closing price. This annual grant is automatically invested in phantom stock units, but may also be transferred to, but not back from, the alternative investment funds.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

Mr. Armes serves as both the principal executive officer and the chairman of the Board. In December 2007, the Board appointed Mr. Meier to serve as Lead Director for the Board. The lead director is responsible for (i) making recommendations to the Board regarding the structure of Board meetings, (ii) recommending matters for consideration by the Board, (iii) setting Board meeting agenda in collaboration with the Chairman and Chief Executive Officer, (iv) determining appropriate materials to be provided to the directors, (v) serving as an independent point of contact for stockholders wishing to communicate with the Board other than through the Chairman and Chief Executive Officer, (vi) assigning tasks to the appropriate committees with the approval of the Nominating and Governance Committee, and (vii) overseeing the annual evaluation of the Board and its committees. The Company has determined that the leadership structure of its Board of Directors, including the position of lead director and each of the committees of the Board, is appropriate because it allows for (i) beneficial communication between the outside directors, which are all of the directors other than Mr. Armes, and the management of the Company, and (ii) effective management of the oversight tasks required of the Board.

The Board evaluates risk both collectively and as a function of its respective committees, including general oversight of (i) the financial exposure of the Company, (ii) risk exposure as related to overall company portfolio and impact on earnings, (iii), oversight for information technology security and risk, and (iv) all systems, processes, and organizational structure and people responsible for finance and risk functions. The Board administers its risk oversight function as a component of its duties, but not in any capacity that has a specific effect on its leadership structure.

Code of Business Conduct and Ethics

Our Board has adopted a written Code of Business Conduct and Ethics for our Directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. We have and intend to continue to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding certain amendments to or waivers from our Code of Business Conduct and Ethics by filing Current Reports on Form 8-K with the Securities and Exchange Commission, and will make any amended Code of Business Conduct and Ethics available at the Investor Relations/Corporate Governance link on our website by http://www.coopertire.com.

Board of Directors

During 2009, our Board of Directors held eleven Board meetings, five meetings of our Audit Committee, seven meetings of our Compensation Committee, and five meetings of our Nominating and Governance Committee. Each Director attended more than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees on which such Director served during the past fiscal year.

Determination of Independence of Directors

The New York Stock Exchange’s Corporate Governance Listing Standards require that all listed companies have a majority of independent directors. For a director to be “independent” under the NYSE listing standards, the board of directors of a listed company must affirmatively determine that the director has no material relationship with the Company, or its subsidiaries or affiliates, either directly or as a partner, stock holder or officer of an organization that has a relationship with the Company or its subsidiaries or affiliates. The Board has adopted the NYSE listing standards as its categorical standards for making director independence determinations.

In making independence determinations, the Board has broadly considered all relevant facts and circumstances from the standpoint of both the Director and others. The Board has considered that we, our employees or our affiliates may have engaged in transactions or relationships with companies with which our Directors are associated. Although we know of no particular transaction, relationship or arrangement, these potential transactions might include renting vehicles from Dollar Thrifty Automotive Group, Inc., the company for which Mr. Capo is Chairman of the Board, or purchasing products from the companies for which our Directors are employees. After these considerations, and in accordance with the NYSE listing standards, the Board has affirmatively determined that each Director other than Mr. Armes has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Additionally, the Board has determined that each Director other than Mr. Armes is “independent” under the NYSE listing standards, which provide that a Director is not independent if:

•	the Director is, or has been within the last three years, one of our employees, or an immediate family member is, or has been within the last three years, one of our executive officers;

•	the Director has received, or has an immediate family member who has received, during any 12-month period within the last three years, more than $120,000 in direct compensation from us, other than Director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the Director is a current partner or employee of a firm that is our internal or external auditor; (2) the Director has an immediate family member who is a current partner of such a firm; (3) the Director has an immediate family member who is a current employee of such a firm and personally works on our audit; or (4) the Director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•	the Director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•	the Director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

Audit Committee

We have a separately designated standing Audit Committee that consists of Directors Shuey (Chairman), Breininger, Capo and Chapman, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. All members have been determined to be “independent” under the New York Stock Exchange’s Corporate Governance Listing Standards and to be financially literate. The Board has determined that Director Shuey qualifies as our “audit committee financial expert” due to his business experience and educational background described on page 7 of this proxy statement. The Audit Committee:

•	assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements and compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and performance of the independent registered public accounting firm and our internal audit function; and

•	prepares the Audit Committee’s report to be included in this proxy statement.

The functions of the Audit Committee are set forth in an Audit Committee Charter, which was adopted by the Board on February 4, 2004, and is available on our website. We do not have any related person transactions, but our Audit Committee will review and discuss any proposed related person, insider or affiliated party transactions pursuant to the Audit Committee Charter. It is the written policy of the Company that the Audit Committee will review and discuss reports and disclosures of insider and affiliated party transactions.

Compensation Committee

We have a standing Compensation Committee, which is comprised of Directors Wambold (Chairman), Holland, Meier and Welding. The Compensation Committee:

•	approves the remuneration arrangements of our Chief Executive Officer and other officers, including the corporate financial goals and objectives relevant to such arrangements;

•	approves and administers our executive compensation plans and arrangements;

•	approves the performance criteria against which performance-based executive compensation payments are measured; and

•	grants cash and stock based awards, stock options, and other benefits as authorized under any executive compensation plans.

Compensation decisions for our senior executive officers are made by our Compensation Committee. Decisions regarding non-equity compensation of our other executive officers are made by our Compensation Committee based on input from our management. Our Compensation Committee provides our management with a guideline to be used for establishing non-equity compensation increases for the following year. Our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer review and implement that guideline, and present to the Compensation Committee a recommendation regarding non-equity compensation increases for the following year. The Compensation Committee then reviews, discusses, and approves the recommendation, or a modified recommendation if applicable. The Compensation Committee has engaged Towers Watson, an outside global human resources consulting firm, to conduct an annual review of our total compensation program for named executive officers for 2010.

The agenda for meetings of the Compensation Committee is determined by its Chairman with the assistance of our Senior Vice President and Chief Human Resources Officer. Compensation Committee meetings are regularly attended by our Chief Executive Officer and our Senior Vice President and Chief Human Resources Officer. At each meeting, the Compensation Committee meets in executive session. The Compensation Committee’s Chairman reports the Compensation Committee’s recommendations on executive compensation to the Board of Directors. Independent advisors and our Human Resources Department support the Compensation Committee in its duties and, along with our Chief Executive Officer and Senior Vice President and Chief Human Resources Officer, may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities. The Compensation Committee reviews the total fees paid to outside consultants by us to ensure that the consultant maintains its objectivity and independence when rendering advice to the Compensation Committee.

Nominating and Governance Committee

We have a standing Nominating and Governance Committee, which is comprised of Directors Holland (Chairman), Breininger, Chapman, Meier, and Shuey, each of whom is

“independent” under the New York Stock Exchange’s Corporate Governance Listing Standards. The Nominating and Governance Committee’s two principal responsibilities are:

•	recommending candidates for membership on the Board; and

•	ensuring that the Board acts within the governance guidelines and that the governance guidelines remain appropriate.

The Nominating and Governance Committee will consider candidates for Board membership proposed by our stockholders or other parties. Any recommendation must be in writing, accompanied by a description of the proposed nominee’s qualifications and other relevant biographical information and an indication of the consent of the proposed nominee to serve. The recommendation should be addressed to the Nominating and Governance Committee of the Board of Directors, Attention: Secretary, Cooper Tire & Rubber Company, 701 Lima Avenue, Findlay, Ohio 45840. As of the date of this proxy statement, we have not received any director nominee recommendations from any stockholders.

The Nominating and Governance Committee uses a variety of sources to identify candidates for Board membership, including current members of the Board, our executive officers, individuals personally known to members of the Board and our executive officers and, as described above, our stockholders, as well as, from time to time, third party search firms. The Nominating and Governance Committee may consider candidates for Board membership at its regular or special meetings held throughout the year.

The Nominating and Governance Committee uses the same manner and process for evaluating every candidate for Board membership regardless of the original source of the candidate’s nomination. Once the Nominating and Governance Committee has identified a prospective candidate, the Nominating and Governance Committee makes an initial determination whether to conduct an initial evaluation of the candidate, which consists of an interview by the Chair of the Nominating and Governance Committee. The Nominating and Governance Committee currently has not set specific, minimum qualifications or criteria for nominees that it proposes for Board membership, but evaluates the entirety of each candidate’s credentials. The Nominating and Governance Committee believe, however, that we will be best served if our Directors bring to the Board a variety of experience and diverse backgrounds and, among other things, demonstrated integrity, executive leadership and financial, marketing or business knowledge and experience.

The Chair communicates the results of initial evaluation of candidates to the other Nominating and Governance Committee members, the Chairman of the Board, the Chief Executive Officer and the General Counsel. If the Nominating and Governance Committee determines, in consultation with the Chairman of the Board and the Chief Executive Officer, that further consideration of the candidate is warranted, members of our senior management gather additional information regarding the candidate. The Nominating and Governance Committee or members of our senior management then conduct background and reference checks and any final interviews, as necessary, of the candidate. At that point, the candidate is invited to meet and interact with the members of the Board who are not on the Nominating and Governance Committee at one or more Board meetings. The Nominating and Governance Committee then makes a final determination whether to recommend the candidate to the Board for Board membership.

Neither the Nominating and Governance Committee or the Board of Directors has a formal policy with regard to the consideration of diversity in identifying director nominees; however, how a specific nominee contributes to the diversity of the Board of Directors is considered by both the Nominating and Governance Committee and the Board of Directors in determining candidates for the Board.

Availability of Governance Guidelines, Code of Business Conduct and Ethics and Committee Charters

Our governance guidelines, Code of Business Conduct and Ethics and the charters for the Audit Committee, Compensation Committee and Nominating and Governance Committee are available at the Investor Relations/Corporate Governance link on our website at http://www.coopertire.com.

In addition, stockholders may request a free printed copy of any of these materials by contacting:

Cooper Tire & Rubber Company
Attention: Director of Investor Relations
701 Lima Avenue
Findlay, Ohio 45840
(419) 423-1321

Stockholder and Interested Party Communications with the Board

Our Board has adopted a process by which stockholders or interested parties may send communications to the Board, the Non-Employee Directors as a group, or any of the Directors. Any stockholder or interested party who wishes to communicate with the Board, the Non-Employee Directors as a group, or any Director may send a written communication addressed to:

Board of Directors — Stockholder and Interested Party Communications
Attention: Secretary
Cooper Tire & Rubber Company
701 Lima Avenue
Findlay, Ohio 45840

The Secretary will review and forward each written communication (except, in his sole determination, those communications clearly of a marketing nature, those communications better addressed by a specific Company department or those communications containing complaints regarding accounting, internal auditing controls or auditing matters) to the full Board, the Non-Employee Directors as a group, or the individual Director(s) specifically addressed in the written communication. The Secretary will discard written communications clearly of a marketing nature. Written communications better addressed by a specific Company department will be forwarded to such department, and written communications containing complaints regarding accounting, internal auditing controls or auditing matters will be forwarded to the Chairman of the Audit Committee.

Director Attendance at Annual Meetings

Our Board does not have a specific policy regarding Director attendance at our Annual Meetings. All of our Directors attended our 2009 Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Directors Holland, Meier, Wambold and Welding served as members of the Compensation Committee during 2009. During 2009, none of the members of the Compensation Committee was one of our or our subsidiaries’ officers or employees, or had any relationship requiring disclosure pursuant to Item 407 of Regulation S-K. Additionally, during 2009, none of our executive officers or Directors was a member of the board of directors, or on a committee thereof, of any other entity such that the relationship would be construed to constitute a committee interlock within the meaning of the rules of the Securities and Exchange Commission.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP served as the Company’s independent registered public accounting firm for 2009, and has been appointed by the Audit Committee to continue in that capacity during 2010. The Audit Committee’s decision to appoint Ernst & Young LLP has been ratified by the Board and will be recommended to the stockholders for ratification at the Annual Meeting. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct or indirect financial interest in the Company. During 2009, Ernst & Young LLP rendered both audit services, including an audit of the Company’s annual financial statements, and certain non-audit services. There is no understanding or agreement between the Company and Ernst & Young LLP that places a limit on audit fees since the Company pays only for services actually rendered and at what it believes are customary rates. Professional services rendered by Ernst & Young LLP are approved by the Audit Committee both as to the advisability and scope of the service, and the Audit Committee also considers whether such services would affect Ernst & Young LLP’s continuing independence.

Audit Fees

Ernst & Young LLP’s aggregate fees billed for 2008 and 2009 for professional services rendered by them for the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal control over financial reporting required by the Sarbanes-Oxley Act of 2002, the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings or engagements for those years are listed below.

2008 – $1,445,469	2009 – $1,354,467

Audit-Related Fees

Ernst & Young LLP’s aggregate fees billed for 2008 and 2009 for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, and are not reported under “Audit Fees” above, were:

2008 – $102,657	2009 – $154,841

Audit-related fees included fees for employee benefit plan audits and accounting consultation. All audit-related services were pre-approved.

Tax Fees

Ernst & Young LLP’s aggregate fees billed for 2008 and 2009 for professional services rendered by them for tax compliance, tax advice and tax planning were:

2008 – $98,377	2009 – $61,767

Tax fees in 2008 and 2009 represented fees primarily for international tax planning and domestic and foreign tax compliance. All tax services were pre-approved.

All Other Fees

Ernst & Young LLP’s aggregate fees billed in 2008 and 2009 for products and services provided by them, other than those reported above under “Audit Fees”, “Audit Related Fees” and “Tax Fees”, were as follows:

2008 – $6,360	2009 – $0.00

All other fees in 2008 represented fees for a research tool subscription. All other services were pre-approved.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services expected to be performed by the Company’s independent registered public accounting firm, including the scope of and fees for such services. Requests for audit services, as defined in the policy, must be approved prior to the performance of such services, and requests for audit-related services, tax services and permitted non-audit services, each as defined in the policy, must be presented for approval prior to the year in which such services are to be performed to the extent known at that time. The policy prohibits the Company’s independent registered public accounting firm from providing certain services described in the policy as prohibited services.

Generally, requests for independent registered public accounting services are submitted to the Audit Committee by the Company’s Director of External Reporting (or other member of the Company’s senior financial management) and the Company’s independent registered public accounting firm for consideration at the Audit Committee’s regularly scheduled meetings. Requests for additional services in the categories mentioned above may be approved at subsequent Audit Committee meetings to the extent that none of such services are performed prior to their approval. The Chairman of the Audit Committee is also delegated the authority to approve independent registered public accounting services requests provided that the pre-approval is reported at the next meeting of the Audit Committee. All requests for independent registered public accounting services must include a description of the services to be provided and the fees for such services.

Auditor Attendance at 2010 Annual Meeting

Representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders and will be available to respond to appropriate questions and to make a statement if they desire to do so.

AUDIT COMMITTEE REPORT

This report is submitted by all members of the Audit Committee, for inclusion in this proxy statement, with respect to the matters described in this report.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the requirements of the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Committee has concluded that the independent registered public accounting firm is, in fact, independent of the Company.

The Committee discussed with the Company’s internal and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held six meetings during the fiscal year 2009.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors:

John H. Shuey, Chairman
Laurie J. Breininger
Thomas P. Capo
Steven M. Chapman

BENEFICIAL OWNERSHIP OF SHARES

The information in the table below sets forth those persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owners of more than 5% of the Company’s Common Stock as of February 28, 2010 (except as noted below).

The table does not include information regarding shares held of record, but not beneficially, by Principal Trust Company, the trustee of the Cooper Spectrum Investment Savings Plan and other defined contribution plans, sponsored by the Company or a subsidiary of the Company. As of December 31, 2009, those plans held 4,781,976 shares, or 7.9% of the Company’s outstanding Common Stock. The trustee, in its fiduciary capacity, has no investment powers and will vote the shares held in the plans in accordance with the instructions provided by the plan participants. If no such instructions are received, the provisions of the plans direct the trustee to vote such participant shares in the same manner in which the trustee was directed to vote the majority of the shares of the other participants who gave directions as to voting.

		Amount and Nature of	Percent
Title of Class	Name and Address of Beneficial Owner	Beneficial Ownership	of Class

Common Stock	BlackRock, Inc.(1)	3,957,084	6.54%
Common Stock	The Vanguard Group, Inc.(2)	3,031,344	5.01%

(1)	BlackRock, Inc. filed a Schedule 13G with the SEC on January 29, 2010, indicating that as of December 31, 2009, BlackRock, Inc. had sole voting power with respect to 3,957,084 shares and sole dispositive power with respect to 3,957,084 shares. BlackRock, Inc. has indicated that it is a parent holding company. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(2)	The Vanguard Group, Inc. filed a Schedule 13G with the SEC on February 8, 2010, indicating that as of December 31, 2009, the Vanguard Group, Inc. had sole voting power with respect to 76,297 shares, sole dispositive power with respect to 2,955,047 shares and shared dispositive power with respect to 76,297 shares. The Vanguard Group, Inc. has indicated that it is an investment advisor. The address of Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

SECURITY OWNERSHIP OF MANAGEMENT

The information that follows is furnished as of February 28, 2010, to indicate beneficial ownership by our executive officers and Directors as a group and each named executive officer and Director, individually, of our Common Stock in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as well as ownership of certain other Company securities and ownership of our Common Stock plus certain other Company securities:

	Amount and
	Nature of					Ownership of
	Beneficial					Common Stock
	Ownership of		Percent	Ownership of		and Other		Percent
Name of Beneficial Owner	Common Stock		of Class	Other Securities		Securities		of Class

Roy V. Armes	371,277 shs	(2)	*	188,141 shs	(3)(4)(5)	559,418 shs	(2)(3)(4)(5)	*
Laurie J. Breininger	5,748 shs	(2)	*	50,308 shs	(3)	56,056 shs	(2)(3)	*
Thomas P. Capo	— shs		*	29,475 shs	(3)	29,475 shs	(3)	*
Steven M. Chapman	2,631 shs	(2)	*	43,896 shs	(3)	46,527 shs	(2)(3)	*
Brenda S. Harmon	— shs		*	25,000 shs	(4)	25,000 shs	(4)(5)	*
John J. Holland	7,748 shs	(2)	*	61,287 shs	(3)	69,035 shs	(2)(3)	*
Bradley E. Hughes	— shs		*	80,400 shs	(4)(5)	80,400 shs	(4)(5)	*
James E. Kline	87,756 shs	(2)	*	19,738 shs	(4)(5)	107,494 shs	(2)(4)(5)	*
John F. Meier	11,482 shs	(2)	*	50,359 shs	(3)	61,841 shs	(2)(3)	*
Harold C. Miller	151,124 shs	(2)	*	22,804 shs	(4)(5)	173,928 shs	(2)(4)(5)	*
John H. Shuey	12,240 shs	(2)	*	32,033 shs	(3)	44,273 shs	(2)(3)	*
Richard J. Wambold	7,748 shs	(2)	*	55,548 shs	(3)	63,296 shs	(2)(3)	*
Robert D. Welding	— shs		*	31,080 shs	(3)	31,080 shs	(3)	*
All executive officers and Directors as a group (13 persons)	657,754 shs	(2)	*	690,069 shs	(3)(4)(5)	1,347,823 shs	(1)(2)(3)(4)(5)	2.21%

*	Less than 1%

(1)	Includes 318,614 shares obtainable on exercise of stock options within 60 days following February 28, 2010, which options have not been exercised; 20,221 shares held in the Company’s Spectrum Investment Savings Plan for the account of the executive officers of the Company; 183,063 restricted stock units of which the holders have neither voting nor investment power; 353,986 phantom stock units of which the holders have neither voting nor investment power; and 153,020 notionally earned performance-based units of which the holders have neither voting nor investment power. Of the remaining shares, none are subject to shared voting and investment power, and 322,419 are subject to the sole voting and investment power of the holders thereof.

(2)	Includes shares obtainable on exercise of stock options within 60 days following February 28, 2010, which options have not been exercised, as follows: Roy V. Armes — 120,000; Laurie J. Breininger — 5,748; Thomas P. Capo — 0; Steven M. Chapman — 2,631; John J. Holland — 7,748; James E. Kline — 55,471; John F. Meier — 11,482; Harold C. Miller — 98,046; John H. Shuey — 11,740; Richard L. Wambold — 5,748; and Robert D. Welding — 0.

(3)	Pursuant to the 1998 Non-Employee Directors Compensation Deferral Plan described above under “Director Compensation”, the following Directors have been credited with the following number of phantom stock units as of February 28, 2010: Roy V. Armes — 0; Laurie J. Breininger — 50,308; Thomas P. Capo — 29,475; Steven M. Chapman — 43,896; John J. Holland — 61,287; John F. Meier — 50,359; John H. Shuey — 32,033; Richard L. Wambold — 55,548; and Robert D. Welding — 31,080. The holders do not have voting or investment power over these phantom stock units.

(4)	Includes the following number of restricted stock units for each of the following executive officers: Roy V. Armes — 79,929; Brenda S. Harmon — 25,000; Bradley E. Hughes — 75,000; James E. Kline — 0; and Harold C. Miller — 3,134. The holders do not have voting or investment power over these restricted stock units. The agreements pursuant to which the restricted stock units were granted provide for accrual of dividend equivalents and deferral of the receipt of the underlying shares until a date selected by the executive at the time of the grant. At that time, an executive’s restricted stock unit account will be settled through delivery to the executive on the date selected of a number of shares of our Common Stock corresponding to the number of restricted stock units awarded to the executive, plus shares representing the value of dividend equivalents.

(5)	Includes the number of performance-based units that were notionally earned by each of the following executive officers for 2009 net income and operating cash flow performance (as disclosed above in Compensation Discussion and Analysis): Roy V. Armes — 108,212; Bradley E. Hughes — 5,400; James E. Kline — 19,738; and Harold C. Miller — 19,670. The holders do not have voting or investment power over these performance-based units. The shares will vest and be payable in early 2011. These executive officers must remain employed through the vesting period to receive the notionally earned shares, except in instances of death, disability or retirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and named executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in beneficial ownership of Common Stock of the Company. Based solely upon a review of such reports and the representation of such Directors and named executive officers, the Company believes that all reports due for Directors and named executive officers during or for the year 2009 were timely filed, except that Messrs. Armes, Krivoruchka, Miller, Kline, and Weaver filed one late report on Form 4 due to the late filing of the stock option grant under the 2006 Incentive Compensation Plan. Mr. Armes also had a late report on Form 4 due to a clerical error, which incorrectly reported his beneficial ownership that was timely filed on December 9, 2008, and that error has since been corrected by filing an amendment filed on October 7, 2009.

STOCKHOLDER PROPOSALS FOR THE ANNUAL MEETING IN 2011

Any stockholder who intends to present a proposal at the Annual Meeting in 2011 and who wishes to have the proposal included in the Company’s proxy statement and form of proxy for that Annual Meeting must deliver the proposal to the Secretary of the Company, at the Company’s principal executive offices, so that it is received no later than November 26, 2010. In addition, if a stockholder intends to present a proposal at the Company’s 2011 Annual Meeting without the inclusion of that proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or between December 26, 2010 and January 25, 2011, in accordance with the Bylaws, proxies solicited by the Board for the 2011 Annual Meeting will confer discretionary authority to vote on the proposal if presented at the Annual Meeting.

INCORPORATION BY REFERENCE

The Compensation Committee Report that begins on page 38 of this proxy statement, disclosure regarding the Company’s Audit Committee and Audit Committee’s financial expert that begins on page 59 of this proxy statement, and the Audit Committee Report that begins on page 65 of this proxy statement shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

HOUSEHOLDING INFORMATION

Only one Notice of Internet Availability of Proxy Materials or 2009 Annual Report and proxy statement is being delivered to multiple stockholders sharing an address unless the Company received contrary instructions from one or more of the stockholders. If a stockholder at a shared address to which a single copy of the Notice of Internet Availability of Proxy Materials or 2009 Annual Report and proxy statement were delivered wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or 2009 Annual Report or proxy statement, he or she should contact the Company’s Director of Investor Relations at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 423-1321. The stockholder will be delivered, without charge, a separate copy of the Notice of Internet Availability of Proxy Materials or 2009 Annual Report or proxy statement promptly upon request. If stockholders at a shared address currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or 2009 Annual Report and proxy statement wish to receive only a single copy of these documents, they should contact the Company’s Director of Investor Relations in the manner provided above.

SOLICITATION AND OTHER MATTERS

The Board of Directors is not aware of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The solicitation of proxies is being made by the Company, and the Company will bear the cost of the solicitation. The Company has retained Georgeson Stockholder Communications, Inc., 17 State Street, New York, New York, to aid in the solicitation of proxies, at an anticipated cost to the Company of approximately $10,000, plus expenses. The Company also will reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of the Company’s stock. In addition to the solicitation by use of the mails, solicitations may be made by telephone, facsimile or by personal calls, and it is anticipated that such solicitation will consist primarily of requests to brokerage houses, custodians, nominees and fiduciaries to forward soliciting material to beneficial owners of shares held of record by such persons. If necessary, officers and other employees of the Company may by telephone, facsimile or personally, request the return of proxies.

Please mark, execute and return the accompanying proxy, or vote by telephone or Internet, in accordance with the instructions set forth on the proxy form, so that your shares may be voted at the Annual Meeting. For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Secretary at 701 Lima Avenue, Findlay, Ohio 45840 or (419) 429-6710.

You may obtain copies of the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, free of charge upon written request to the Company at 701 Lima Avenue, Findlay, Ohio 45840, Attention: Secretary or call (419) 429-6710.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 4, 2010

This proxy statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our 2009 Annual Report, are available free of charge at http://www.proxyvote.com.

BY ORDER OF THE BOARD OF
DIRECTORS
James E. Kline
Vice President,
General Counsel, and Secretary
March 25, 2010

APPENDIX A
COOPER TIRE & RUBBER COMPANY

PROPOSED AMENDMENTS TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

The changes to the Company’s Restated Certificate of Incorporation proposed to declassify the Board of Directors are shown below. Additions are indicated by underlining and deletions are indicated by strike-outs.

...

NINTH: the property and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of Directors constituting the entire Board shall be not less than six nor more than twelve, as fixed from time to time exclusively by a vote of a majority of the Board of Directors. ~~The~~Prior to the 2011 annual meeting of stockholders, theBoard of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the entire Board permits, with the term of office of one class expiring each year. ~~At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.~~ Commencing with the annual meeting of stockholders in 2011, each class of directors whose term shall expire shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.

Subject to the rights of the holder of any series of Preferred Stock then outstanding, any vacancies in the Board of Directors for any reason and any newly created Directorships by reason of any increase in the number of Directors occurring after the 2010 annual meeting of stockholders may be filled only by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Directors so chosen shall hold office until the next annual meeting of stockholders ~~the next election of the class for which such Directors have been chosen~~ and until their successors are elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only ~~for cause and only~~ by the affirmative vote of the holders of ~~at least 80%~~ a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

In addition to any requirements of law and any other provision of this Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law or this Certificate of Incorporation), the affirmative vote of the holders of at least 80% of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

A-1

APPENDIX B
COOPER TIRE & RUBBER COMPANY
2010 INCENTIVE COMPENSATION PLAN

1.	Purposes.

The purposes of the Plan are to advance the interests of the Company and its stockholders by attracting, retaining, and rewarding officers and employees for contributing to the success of the Company and creating stockholder value. The Plan further advances alignment of the interests of the Company and its stockholders by attracting and motivating high caliber and well-qualified individuals who are not employees of the Company to serve as members of the Board of Directors. The Plan permits the Committee to make Awards which constitute “qualified performance-based compensation” for purposes of 162(m) of the Code.

2.	Definitions and Rules of Construction.

(a) Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means a Stock Award, RSU, Option, Stock Appreciation Right, Performance Unit, Dividend Equivalent, Recognition Award, Other Award, Performance Award, Tandem SAR, Substitution Award, Freestanding SAR, or any combination of the foregoing.

“Award Document” means an agreement, certificate, or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in hard copy, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficiary” means the person designated in writing by the Participant to exercise or to receive an Award or payments or other amounts in respect thereof in the event of the Participant’s death or, if no such person has been designated in writing by the Participant prior to the date of death, the Participant’s estate. No Beneficiary designation under the Plan shall be effective unless it is in writing and is received by the Company prior to the date of death of the applicable Participant.

“Board” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986 and the rulings and regulations promulgated thereunder, as such law, rulings, and regulations may be amended, from time to time.

“Committee” means the Compensation Committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan, comprised solely of two or more Non-Employee Directors, who are “outside directors” within the meaning of Section 162(m) of the Code, and “Non-Employee Directors” within the meaning of Rule 16b-3 under the Exchange Act.

“Common Shares” means shares of common stock, par value $1.00 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 17.

“Companies” means the Company and each Subsidiary.

“Company” means Cooper Tire & Rubber Company, a Delaware corporation.

“Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).

“Deferred Compensation Account” means the account established on the books and records of the Company to record the amount of deferred compensation payable under the Plan to a Participant.

“Directors’ Plans” means Cooper Tire & Rubber Company’s 1998 Non-Employee Directors’ Compensation Deferral Plan and Cooper Tire & Rubber Company’s 2002 Non-Employee Directors’ Stock Option Plan.

“Dividend Equivalent” means a right granted in accordance with Section 11 to receive a payment in cash, Common Shares, or other property equal in value to the dividends declared and paid on a specified number of Common Shares. A Dividend Equivalent may constitute a free-standing Award or may be granted in connection with another type of Award.

“Effective Date” means May 4, 2010.

“Eligible Individual” means an individual described in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rulings and regulations promulgated thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means, with respect to the Company’s Common Shares, the fair market value thereof as of the relevant date of determination, as determined in accordance with a valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Common Share shall equal the average of the highest and the lowest quoted selling price of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange, or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Shares are not listed for trading on a national securities exchange but are quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and the lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Freestanding SAR” means a Stock Appreciation Right that is not a Tandem SAR.

“GAAP” means United States Generally Accepted Accounting Principles.

“Immediate Family” has the meaning given to the term “family member” by General Instruction A(1)(a)(5) of Form S-8, Registration Statement Under the Securities Act of 1933, published by the U.S. Securities and Exchange Commission, which currently defines “family member” to mean “any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent of the voting interests,” as such definition may hereafter be amended for purposes of Form S-8.

“Incentive Stock Option” means an Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

“Non-Employee Director” means a member of the Board who is not a current employee of the Companies.

“Nonqualified Stock Option” means any Option which is not an Incentive Stock Option.

“Option” means an Option granted under Section 8, including an Incentive Stock Option and a Nonqualified Stock Option.

“Other Award” means an Award granted under Section 12.

“Participant” means an Eligible Individual who holds an outstanding Award under the Plan.

“Performance Award” means the right of a Participant to receive, pursuant to Section 13, a specified amount following the completion of a Performance Period based upon performance in respect of one or more of the Performance Goals applicable to such period.

“Performance Goal” means the measurable performance objective or objectives established pursuant to the Plan for Participants who have received grants of Performance Awards pursuant to this Plan. The Performance Goals applicable to any Award to a Covered Employee will be based on specified levels of or growth in one or more of the following criteria: asset turnover, capacity utilization, cash flow, customer satisfaction, earnings growth, earnings per share, economic value added, environmental health and safety, expenses, increase in the Fair Market Value of Common Shares, market share, net income, net operating income, net operating profit, operating profit margin, pretax profits, pretax operating income, quality, revenue growth, return on capital, return on sales, return on equity, return on assets managed, return on investment, return on invested capital, sales margin, sales volume, total return to stockholders, working capital, profit margins, liquidity measures, or other operational measures and strategic goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative, or average basis and may be established on a Company-wide basis or established with respect to the performance of the individual Participant, one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships, or joint ventures in which the Participant is employed. The Performance Goals may be relative to the performance of other corporations. If the Committee determines that a change in the business, operations, corporate structure, or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Goals unsuitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals or minimum acceptable level of achievement. To the extent that there is a change in GAAP during a Performance Period, the Committee may calculate any Performance Goal with or without regard to such change, provided that in the case of a Covered Employee the Committee’s decision whether or not to take such changes into account shall be made no later than the time the Committee specifies the Performance Goal for such Performance Period.

“Performance Period” means a period of time designated by the Committee over which one or more Performance Goals are measured.

“Performance Unit” means an Award granted pursuant to Section 10.

“Plan” means this Cooper Tire & Rubber Company 2010 Incentive Compensation Plan, as the same may be amended from time to time.

“Plan Limit” means the maximum number of Common Shares authorized to be issued or transferred under the Plan as provided in Section 5(a).

“Recognition Award” means an Award granted to an employee of the Companies by the Company’s Chief Executive Officer for superior service and contribution to the success of the Companies under authority granted to the Chief Executive Officer by the Committee.

“Restricted Shares” means Common Shares subject to a Stock Award that have not vested or remain subject to forfeiture, transfer or other restrictions in accordance with Section 7 and the applicable Award Document.

“RSU” means a restricted stock unit Award granted in accordance with Section 7.

“Stock Appreciation Right” means an Award granted in accordance with Section 9.

“Stock Award” means a grant of Common Shares in accordance with Section 7.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code. For purposes of determining whether, under Section 409A of the Code, a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:

(i) In applying Code Section 1563(a)(1), (2), and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2), and (3), and

(ii) In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

“Substitute Award” means an Award granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock.

“Tandem SAR” means a Stock Appreciation Right granted in conjunction with the grant of an Option, as described in Section 9.

“Target” means the target performance objective set by the Committee for a Performance Goal.

“Target Payment” means the amount payable to a Participant for a Performance Period upon the achievement of one of more Targets set by the Committee for that period.

(b) Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.	Administration.

(a) Authority of the Committee.  The Plan shall be administered by the Committee. The action of the members of the Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, (i) to select the Participants, (ii) to grant Awards, (iii) to determine the type, number, and other terms and conditions of, and all other matters related to, Awards, (iv) to prescribe Award Documents (which need not be identical for each Participant), (v) to establish rules and regulations for the administration of the Plan, (vi) to construe and interpret the Plan and the forms of Award Documents and to correct defects, supply omissions, or reconcile inconsistencies therein, (vii) to make factual determinations in connection with the administration or interpretation of the Plan, and (viii) to make all other decisions or interpretations as the Committee may deem necessary or advisable for the administration of the Plan. Any decision of the Committee in the administration of the Plan shall be final and conclusive on all interested persons.

(b) Delegation.  The Committee may delegate its responsibility with respect to the administration of the Plan to one or more officers of the Company, to one or more members of the Committee or to one or more members of the Board, including, but not limited to, the delegation of authority to the Company’s Chief Executive Officer to grant Recognition Awards to employees of the Companies under such terms and conditions as the Committee may specify; provided, however, that the Committee may not delegate its responsibility (i) to make Awards to individuals who are subject to Section 16 of the Exchange Act, (ii) to make Awards which are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, or (iii) to amend or terminate the Plan in accordance with Section 19. The Committee may also appoint agents to assist in the day-to-day administration of the Plan and may delegate the authority to execute documents under the Plan to one or more members of the Committee or to one or more officers of any of the Companies.

(c) Reliance and Indemnification.  The Committee shall be entitled to rely in good faith upon any report or other information furnished to it by any officer or employee of the Companies or from the financial, accounting, legal or other advisers of any of the Companies. Each member of the Committee, each individual to whom the Committee delegates authority hereunder, each individual designated by the Committee to administer the Plan and each other person acting at the direction of or on behalf of the Committee shall not be liable for any determination or anything done or omitted to be done by him or by any other member of the Committee or any other such individual in connection with the Plan, except for his own willful misconduct or as expressly, provided by statute, and, to the extent permitted by law and the bylaws of the Company, shall be fully indemnified and protected by the Company with respect to such determination, act or omission.

4.	Participation.

(a) Eligible Individuals.  Only officers and key employees of one of the Companies (or a division or operating unit thereof), any individual who has accepted an offer of employment with any of the Companies as an officer or key employee to commence serving in any such capacities within 30 days of the date of grant, employees of the Companies designated to receive Recognition Awards by the Company’s Chief Executive Officer as authorized by the Committee, and Non-Employee Directors shall be eligible to participate in the Plan and to receive Awards under the Plan.

(b) Awards to Participants.  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant for a Performance Period solely by reason of such Eligible Individual having received a prior Award or having been designated as a Participant for any prior Performance Period. The Committee may grant more than one Award to a Participant at the same time or may designate an Eligible Individual as a Participant in Performance Periods that begin on the same date or that cover overlapping periods of time.

5.	Common Shares Subject to the Plan.

(a) Plan Limit.  (i) Subject to adjustments as provided in Section 5(b) and Section 17, the Company is authorized to issue or transfer up to 4,968,798 Common Shares under the Plan, which amount shall include Common Shares that were previously authorized for issuance under the Directors Plans that remain unissued under the Directors Plans and the 2006 Incentive Compensation Plan and which after the Effective Date will be available for issuance only under the terms of this Plan. Such Common Shares may be newly issued Common Shares or reacquired Common Shares held in the treasury of the Company, plus any Common Shares relating to Awards that expire or are forfeited or cancelled under the Plan.

(ii) The number of Common Shares available for issuance under the Plan shall be reduced by (A) one Common Share for each Common Share issued with respect to an Option or Stock Appreciation Right and (B) one and fifty-five one-hundredths (1.55) Common Shares for each Common Share issued with respect to any Award other than one granted in the form of an Option or Stock Appreciation Right, including but not limited to, a Stock Award, RSU, Performance Unit, Dividend Equivalent, Recognition Award, Other Award, Performance Unit, Tandem SAR, Substitute Award, Freestanding SAR or Performance Award. The foregoing shall apply to Common Shares first authorized for issuance under Section 5(a) and to Common Shares originally authorized for issuance under the Directors’ Plans and the 2006 Incentive Compensation Plan and made available for issuance under the Plan by Section 5(a), as well as Common Shares that become available for issuance under Section 5(a)(iii).

(iii) Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issue or transfer hereunder in the same ratio that they were counted against the Plan Limit under Section 5(a)(ii) or under the terms of the Directors’ Plans. Notwithstanding anything to the contrary contained herein: (A) Common Shares tendered in payment of the exercise price of an Option, or in payment of the exercise price of a Stock Appreciation Right settled in Common Shares, shall not be added to the Plan Limit; (B) Common Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the Plan Limit; (C) Common Shares that are repurchased by the Company with Option proceeds shall not be added to the Plan Limit; and (D) Common Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option shall not be added back to the Plan Limit.

(b) Substitute Awards.  Except as otherwise required by the rules of the New York Stock Exchange, any Common Shares issued in connection with Substitute Awards shall not be counted against the Plan Limit and shall not be subject to Section 5(d).

(c) Reserve.  In administering the Plan, the Committee may establish reserves against the Plan Limit for amounts payable in settlement of Awards or in settlement of Deferred Compensation Accounts. The Committee may also promulgate additional rules and procedures for calculating the portion of the Plan Limit available for Awards. This Section 5 shall be applied and construed by the Committee so that no Common Shares are counted more than once in the ratios set forth in Sections 5(a)(ii) and 5(a)(iii) for purposes of any debit or credit to the Plan Limit.

(d) Special Limits.  Anything to the contrary in Section 5(a) notwithstanding, but subject to Section 17(b), the following special limits shall apply to the number of Common Shares available for Awards under the Plan:

(i) The maximum number of Common Shares that may be subject to Options or Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 1,000,000 shares.

(ii) In no event will the number of Common Shares issued in connection with the grant of Incentive Stock Options exceed 1,000,000 shares.

(iii) No Participant will be granted Performance Awards denominated in Common Shares (e.g., Performance Units denominated in Common Shares, Restricted Shares with Performance Goals) for more than 1,000,0000 Common Shares during any calendar year.

6.	Awards in General.

Awards under the Plan may consist of Stock Awards, Recognition Awards, RSUs, Options, Stock Appreciation Rights, Performance Units, Dividend Equivalents, Other Awards, Performance Awards, Tandem SAR, Substitute Award, Freestanding SAR or any combination of the foregoing. Any Award may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards may be made in combination with or as alternatives to grants or rights under any other compensation or benefit plan of the Companies, including the plan of any acquired entity. The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Each Award shall specify the conditions of vesting that are necessary before the Award or installments thereof will become exercisable and may provide for the earlier exercise of such Award in the event of a change in control. Except in connection with a transaction or event described in Section 17(b), nothing in the Plan shall be construed as permitting the Company to reduce the exercise price of Options or Stock Appreciation Rights granted under this Plan or options or stock appreciation rights granted under any other plan of the Company without stockholder approval.

7.	Stock Awards and RSUs.

(a) Form of Award.  The Committee is authorized to grant Common Shares to an Eligible Individual as a Stock Award (including, without limitation, a Stock Award in the form of Restricted Shares) and RSUs for no consideration other than the provision of services or at a purchase price determined by the Committee. In the case of an RSU, the Committee is authorized to grant one Common Share or cash and other property with a value equal to the Fair Market Value of a Common Share on the date of settlement of the RSU. Stock Awards or RSUs may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards. Common Shares granted pursuant to this Section 7 shall be subject to such restrictions on transfer or other incidents of ownership for such periods of time, and shall be subject to such conditions of vesting, as the Committee may determine. If Common Shares are offered for sale under the Plan, the purchase price shall be payable in cash, or as set forth in the applicable Award Document, in Common Shares already owned by the Participant, for other consideration acceptable to the Committee or in any combination of cash, Common Shares or such other consideration.

(b) Share Certificates; Rights and Privileges.  At the time Restricted Shares are granted or sold to a Participant, share certificates representing the appropriate number of Restricted Shares may be registered in the name of the Participant but shall be held by the Company in custody for the account of such person. The certificates shall bear a legend restricting their transferability as provided herein. Except as may be determined by the Committee and set forth in the Agreement relating to an award or sale of Restricted Shares, a Participant shall have the rights of a stockholder as to such Restricted Shares, including the right to receive dividends and the right to vote in accordance with applicable law.

(c) Distributions.  Unless the Committee determines otherwise at or after the time of grant, any Common Shares or other securities of the Company received by a Participant to whom Restricted Shares or RSUs have been granted or sold as a result of a non-cash distribution to holders of Common Shares or as a stock dividend on Common Shares shall be subject to the same terms, conditions, and restrictions as such Restricted Shares or RSUs.

(d) Risk of Forfeiture.

(i) Except in the case of Awards to Non-Employee Directors and Recognition Awards, each grant or sale of Restricted Shares shall provide that the Restricted Shares covered by such grant or sale shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code to be determined by the Committee at the date of grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of a change in control. Each such grant or sale of RSUs shall provide for a period of time during which such RSUs are subject to risk of forfeiture provisions to be determined by the Committee at the date of grant. If the Committee conditions the nonforfeitability of shares of Restricted Shares or RSUs upon service alone, such vesting may not occur before three (3) years from the date of grant of such Restricted Shares or RSUs, and if the Committee conditions the nonforfeitability of Restricted Shares or RSUs on Performance Goals, such nonforfeitability may not occur before one (1) year from the date of grant of such Restricted Shares or RSUs.

(ii) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares or RSUs shall be prohibited or restricted in the manner and to the extent prescribed by the Committee at the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares or RSUs to a continuing substantial risk of forfeiture in the hands of any transferee).

(iii) Any grant of Restricted Shares or RSUs may specify Performance Goals that, if achieved, will result in termination or early termination of the restrictions applicable to such shares. Each grant may specify in respect of such Performance Goals a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Shares or RSUs on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Performance Goals.

(iv) Any such grant or sale of Restricted Shares or RSUs may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional Restricted Shares or RSUs, which may be subject to the same restrictions as the underlying award.

8.	Stock Options.

(a) Form of Award.  The Committee is authorized to grant Options to Eligible Individuals. An Option shall entitle a Participant to purchase a specified number of Common Shares, subject to the limitations set forth in Section 5, during a specified time at an exercise price that is fixed at the time of grant, all as the Committee may determine, provided, however, that the exercise price per share shall be no less than 100% of the Fair Market Value per share on the date of grant. An Option may be an Incentive Stock Option or a Non-Qualified Stock Option as determined by the Committee and set forth in the applicable Award Document.

(b) Payment of the exercise price of an Option shall be made:

(i) in cash,

(ii) to the extent provided by the Committee at or after the time of grant, in Common Shares (including shares already owned by the Participant owned for at least six (6) months (or other consideration authorized pursuant to Section 8(c)) having a value at the time of exercise equal to the total exercise price, or

(iii) by a combination of such methods of payment.

To the extent permitted by law, the requirement of payment in cash will be deemed satisfied if the Optionee has made arrangements satisfactory to the Company with a bank or broker that is a member of the National Association of Securities Dealers, Inc. to sell on the date of exercise a sufficient number of Common Shares being purchased so that the net proceeds of the sale transaction will at least equal the aggregate exercise price and pursuant to which the bank or broker undertakes to deliver the aggregate exercise price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.

(c) The Committee may determine, at or after the date of grant, that payment of the exercise price of any Option (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer, other Options (based on the Spread on the date of exercise) or Performance Units. Unless otherwise determined by the Committee at or after the date of grant, whenever any exercise price is paid in whole or in part by means of any of the forms of consideration specified in this Section 8(c), the Common Shares received upon the exercise of the Options shall be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the Spread of any unexercisable portion of Options, or (ii) the stated value of Performance Units.

(d) An Option shall be effective for such term as shall be determined by the Committee and set forth in the Award Document relating to such Option; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

(e) Incentive Stock Options.  Each Option granted pursuant to this Plan shall be designated at the time of grant as either an Incentive Stock Option or as a Non-Qualified Stock Option. No Incentive Stock Option may be issued pursuant to this Plan to any individual who, at the time the Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (A) the exercise price determined as of the date of grant is at least 110% of the Fair Market Value on the date of grant of the Common Shares subject to such Option, and (B) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Incentive Stock Option may be granted under this Plan after the tenth anniversary of the Effective Date. Incentive Stock Options may only be granted Eligible Individuals who meet the definition of “employees” under Section 3401(c) of the Code.

(f) Each grant may utilize any or all of the authorizations, and shall be subject to all of the requirements contained in the following provisions:

(i) Successive grants may be made to the same Participant whether or not any Options previously granted to such Participant remain unexercised.

(ii) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Options or installments thereof will become exercisable and may provide for the earlier exercise of such Options in the event of a change in control or similar event.

(iii) Any grant of Options may specify Performance Goals that must be achieved as a condition to the exercise of such rights.

9.	Stock Appreciation Rights.

(a) Form of Award.  The Committee is authorized to issue Stock Appreciation Rights to Eligible Individuals. Stock Appreciation Rights may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside of the Plan. In the case of an Award of Stock Appreciation Rights in conjunction with an Award of Non-Qualified Stock Options, such Awards of Stock Appreciation Rights may be granted either at or after the time of the grant of the related Non-Qualified Stock Options. In the case of Incentive Stock Options, such Awards may be granted in tandem with Incentive Stock Options only at the time of the grant of such Incentive Stock Options and exercisable only when the Fair Market Value of the Common Shares subject to the Option exceeds the option price of the Option.

Tandem SARs shall terminate and no longer be exercisable upon the termination or exercise of the related Option, subject to such provisions as the Committee may specify at grant if a Stock Appreciation Right is granted with respect to less than the full number of Common Shares subject to the related Option.

All Stock Appreciation Rights granted hereunder shall be exercised, subject to Section 9(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the Participant shall be entitled to receive payment of an amount determined in the manner prescribed in Section 9(b)(ii) and the applicable Award Document.

(b) Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable:

(i) Tandem SARs shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Sections 8 and 9, and Freestanding SARs shall be exercisable as the Committee shall determine.

(ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash or Common Shares, as determined by the Committee at the time of grant, equal in value to the excess of the Fair Market Value of one Common Share on the date of exercise of the Stock Appreciation Right over (A) the option price per share specified in the related Option in the case of Tandem SARs, which price shall be fixed no later than the date of grant of the Tandem SARs, or (B) the price per share specified in the related Award Document in the case of Freestanding SARs, which price shall be fixed at the date of grant and shall be not less than 100% of the Fair Market Value of one Common Share on the date of grant, multiplied by the number of Common Shares in respect of which the Stock Appreciation Right shall have been exercised. The Committee, in its sole discretion, shall have the right to determine the form of payment (i.e. cash, Common Shares or any combination thereof) and to approve any election by the Participant to receive cash, in whole or in part, upon exercise of the Stock Appreciation Right. When payment is to be made in Common Shares, the number of Common Shares to be paid shall be calculated on the basis of the Fair Market Value of the Common Shares on the date of exercise. Notwithstanding the foregoing, the Committee may unilaterally limit the appreciation in value of any Stock Appreciation Right at any time prior to exercise.

(iii) Upon the exercise of a Tandem SAR, the related Option will become unexercisable.

(iv) Unless determined otherwise by the Committee, Stock Appreciation Rights shall be subject to the same terms and conditions specified for Options in Sections 8(b), 8(c), and 8(d).

(v) In its sole discretion, the Committee may grant “limited” Stock Appreciation Rights under this Section 9; that is, Freestanding SARs that become exercisable only in the event of a Change in Control, subject to such terms and conditions as the Committee may specify at grant. Such limited Stock Appreciation Rights shall be settled solely in cash.

10.	Performance Units.

The Committee is authorized to grant Performance Units to Eligible Individuals. Performance Units may be granted as fixed or variable share- or dollar-denominated units subject to such conditions of vesting and time of payment as the Committee may determine and as shall be set forth in the applicable Award Document relating to such Performance Units. Performance Units may be paid in cash, Common Shares, Awards, other property or any combination thereof, as the Committee may determine at or after the time of grant. Such award may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment shall be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.

11.	Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Common Shares, Awards or other property equal in value to the dividends paid in respect of a specified number of Common Shares. Dividend Equivalents may be awarded on a free standing basis or in connection with another Award; provided, however, that in no event may Dividend Equivalents be granted with respect to any Option or Stock Appreciation Right. The Committee may provide that Dividend Equivalents will be paid or distributed when accrued or will be deemed reinvested in additional Common Shares, Awards, or other investment vehicles as the Committee may specify. Dividend Equivalents may be subject to the same terms and conditions as any Award granted in connection therewith or to such other terms and conditions as the Committee specifies in connection with the granting of the Dividend Equivalents. With respect to Performance Units, Performance Awards or Other Awards which have Performance Goals, Dividend Equivalents will only be paid upon the achievement of the respective Performance Goals.

12.	Other Awards.

The Committee is authorized to grant Other Awards in addition to the Awards as described in Sections 6 through 11 pursuant to which cash, Common Shares or other securities of the Company, other property or any combination thereof is, or in the future may be, acquired by a Participant. Other Awards may be valued in whole or in part with reference to, or otherwise based upon or related to one or more Performance Goals, the value of a Common Share or the value of other securities of the Company, including preferred stock, debentures, notes, convertible or exchangeable debt securities, rights or warrants, the value of any asset or property of the Company or such other criteria as the Committee shall specify. Other Awards may consist solely of cash bonuses or supplemental cash payments to a Participant, including without limitation, payments to permit the Participant to pay some or all of the tax liability incurred in connection with the vesting, exercise, payment or settlement of an Award. Other Awards may be granted in lieu of other compensation or benefits payable to a Participant or in settlement of previously granted Awards.

13.	Performance Awards.

(a) Form of Award.  Subject to the further provisions of this Section 12, the Committee is authorized to grant Performance Awards under this Section 12 which shall provide for Target Payments to Participants for a Performance Period upon the achievement of the Target or Targets established by the Committee for such Performance Period. Target Payments may be made in cash, Common Shares, Awards, other property or any combination thereof. Performance Awards may take the form of any other Award or an annual or long-term cash incentive bonus. The provisions of this Section 13 shall be construed and administered by the Committee in a manner which complies with the requirements under Section 162(m) of the Code applicable to “qualified performance based compensation.”

(b) Performance Goals and Targets.  The Performance Goals and Targets applicable to a Performance Period shall be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code and the regulations thereunder, by no later than the earlier of the date that is ninety (90) days after the commencement of the Performance Period or the day prior to the date on which 25% of the Performance Period has elapsed. At the time that the Committee specifies the Performance Goals and Targets applicable to a Performance Period, the Committee shall also specify (i) the Target Payment payable for the Performance Period if the applicable Target or Targets are achieved, the amount, if any, payable in excess of the Target Payment if actual performance exceeds the Target or Targets and (iii) the amount by which the Target Payment will be reduced if actual performance is less than the Target or Targets established for the Performance Period. The Committee may also establish the minimum level of performance on one or more Performance Goals for a Performance Period below which no amounts will be payable for the Performance Period.

(c) Additional Provisions Applicable to Performance Periods.  More than one Performance Goal may apply to a given Performance Period and the payment in connection with a Performance Award for a given Performance Period may be made based upon (i) the attainment of the performance Targets for only one Performance Goal or for any one of the Performance Goals applicable to that Performance Period or (ii) performance related to two or more Performance Goals, whether assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Goals and Targets for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award payable for that Performance Period.

(d) Duration of the Performance Period.  The Committee shall establish the duration of each Performance Period at the time that it sets the Performance Goals and Targets applicable to that period. The Committee shall be authorized to permit overlapping or consecutive Performance Periods.

(e) Certification.  Following the completion of each Performance Period, the Committee shall certify, in accordance with the requirements in the regulations under Section 162(m) of the Code, whether the criteria for paying amounts in respect of each Performance Award related to that Performance Period have been achieved. Unless the Committee determines otherwise, no amounts payable in respect of Performance Awards shall be paid for a Performance Period until the Performance Period has ended and the Committee has certified the amount of the Awards payable for the Performance Period in accordance with Section 162(m) of the Code.

(f) Discretion.  The Committee is authorized at any time during or after a Performance Period to reduce or eliminate the amount payable in respect of a Performance Award to any Participant, for any reason, including, without limitation, (i) in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or any business division or unit or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles, (ii) to take into account a change in the position or duties of a Participant during the Performance Period or a change in the Participant’s employment status during the Performance Period or (iii) to take into account subjective or objective performance factors not otherwise set forth in the Plan or applicable Award Documents.

(g) Timing of Payment.  Subject to Sections 13(e) and 15(b), the amounts, if any, payable in respect of Performance Awards for a Performance Period will be paid within two and one-half (2 1/2) months following the end of the applicable Performance Period.

(h) Maximum Amount Payable Per Participant Under This Section 13.  The maximum aggregate value of the cash and other property in settlement of any particular dollar-denominated Performance Award payable per Participant for any Performance Period of twelve (12) months or less (e.g., as annual cash incentive bonus) may not exceed $4,000,000 and, for any Performance Period of more than twelve (12) months (e.g., the cash component of a long-term incentive compensation plan) may not exceed $10,000,000.

(i) Payment of Performance Awards in Common Shares.  In the event that the Company settles a Performance Award through the payment of Common Shares that is subject to either forfeiture or transfer restrictions, the Company may apply a reasonable discount to the then Fair Market Value of the stock in determining the number of shares issued in settlement of such portion of the award; provided, however, that the amount of the discount applied to the Fair Market Value of a Common Share may not exceed 25%.

14.	Vesting; Forfeiture; Termination of Employment and Change in Control.

The Committee shall specify at or after the time of grant of an Award the vesting, forfeiture, and other conditions applicable to the Award and the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Companies and may provide for the earlier exercise of such award in the event of a change in control or similar event.

15.	Acceleration and Deferral.

(a) Acceleration.  Only to the extent permitted by Section 409A of the Code, the Committee may accelerate the payment or settlement of an Award and may apply a reasonable discount to the amount delivered to the Participant to reflect such accelerated payment or settlement. If the Committee accelerates the payment or settlement of a Performance Award, the amount of the discount applied to such accelerated payment or settlement shall meet the requirements of the regulations under Section 162(m) of the Code.

(b) Deferral.  Except with respect to Options and Stock Appreciation Rights, in accordance with rules and procedures established by the Committee, the Committee (i) may permit a Participant at the time of grant to defer receipt of payment or settlement of some or all of an Award to one or more dates elected by the Participant, subsequent to the date on which such Award is payable or otherwise to be settled, or (ii) may require at the time of grant that the portion of an Award in excess of an amount specified by the Committee be mandatorily deferred until one or more dates specified by the Committee. Amounts deferred in accordance with the preceding sentence shall be noted in a bookkeeping account maintained by the Company for this purpose and may periodically be credited with notional interest or earnings in accordance with procedures established by the Committee from time to time. Deferred amounts shall be paid in cash, Common Shares or other property, as determined by the Committee at or after the time of deferral, on the date or dates elected by the Participant or, in the case of amounts which are mandatorily deferred, on the date or dates specified by the Committee. If any such deferral is permitted or required by the Committee under this Section 15(b), the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the event that would result in payment of the deferred amount, the interest or other earnings attributed to the deferral and the method of funding, if any, attributed to the deferred amount.

16.	General Provisions.

(a) Non transferability of Award.  No Award or amount payable under, or interest in, the Plan shall be transferable by a Participant, in exchange for consideration or otherwise, except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that this sentence shall not preclude a Participant from designating a Beneficiary to receive the Participant’s outstanding Award following the death of the Participant.

(b) The Committee may specify at the date of grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, or upon payment under any grant of Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions on transfer.

(c) Notwithstanding the provisions of Section 16(a), Options (other than Incentive Stock Options) shall be transferable by a Participant, without payment of consideration therefor by the transferee, to any one or more members of the Participant’s Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the Participant’s Immediate Family or to one or more partnerships in which the only partners are members of the Participant’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Committee and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Participant.

(d) Rights with Respect to Shares.  A Participant shall have no rights as a stockholder with respect to Common Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such shares, and, except as provided in Section 11, no adjustments shall be made for cash dividends or other distributions or other rights as to which there is a record date preceding the date such person becomes the holder of record of such shares.

(e) No Right to Continued Employment.  Neither the creation of this Plan nor the granting of Awards thereunder shall be deemed to create a condition of employment or right to continued employment with the Company, and each Participant shall be and shall remain subject to discharge by the Company as though the Plan had never come into existence.

(f) Consent to Plan.  By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(g) Wage and Tax Withholding.  To the extent that the Company or any Subsidiary is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company or any Subsidiary for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.

Common Shares or benefits shall not be withheld in excess of the minimum number required for such tax withholding.

(h) Compliance with Section 409A of the Code.  To the extent applicable, it is intended that the Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. The Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in the Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(i) Compliance with Securities Laws.  An Award may not be exercised, and no Common Shares may be issued in connection with an Award, unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state “blue sky” laws, or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available.

(j) Awards to Individuals Subject to Non U.S. Jurisdictions.  To the extent that Awards under this Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the local laws, tax policy or custom of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more subplans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company. For purposes of this Section 16(j), Eligible Individual shall also include any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee.

(k) Unfunded Plan.  This Plan is intended to constitute an “unfunded” plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, Common Shares, or other property or make other arrangements, to meet the Company’s obligations under this Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of this Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

(l) Other Employee Benefit Plans.  Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(m) Compliance with Rule 16b-3.  Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six (6) months.

(n) Expenses.  The costs and expenses of administering and implementing the Plan shall be borne by the Company.

(o) Application of Fund.  The proceeds received by the Company from the sale of Common Shares or other securities pursuant to Award will be used for general corporate purposes.

17.	Recapitalization or Reorganization.

(a) Authority of the Company and Stockholders.  The existence of this Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b) Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of shares authorized for issuance under Section 5(a), including (i) the ratios at which Awards are counted against and credited to the Plan Limit under Sections 5(a)(ii) and 5(a)(iii), and (ii) the maximum number of shares available under the special limits provided for in Section 5(d), may be equitably adjusted in the sole discretion of the Committee, in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Common Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under this Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of shares subject to any outstanding Award and the purchase price per share, if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same vesting schedule and restrictions to which the underlying Award is subject. Moreover, in the event of any of the foregoing events, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards under this Plan such consideration, including, but not limited to, cash, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in the numbers of shares specified in Section 5 as the Committee in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 16(b); provided, however, that any such adjustment to the number specified in Section 5(d)(ii) shall be made only if and to the extent that such adjustment would not cause any Option intended to qualify as an Incentive Stock Option to fail so to qualify.

18.	Effective Date.

The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company’s stockholders at the first annual meeting of stockholders to occur after the Effective Date, and shall remain in effect until it has been terminated pursuant to Section 19. If the Plan is not approved by the stockholders at such annual meeting, the Plan and all interests in the Plan awarded to Participants before the date of such annual meeting shall be void ab initio and of no further force and effect.

19.	Amendment and Termination.

(a) Notwithstanding anything herein to the contrary, to the extent permitted under Section 409A of the Code, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify, or suspend this Plan in whole or in part; provided, however, that no amendment which (i) increases the Plan Limit or increases limits set forth in Section 5(d) (except as otherwise contemplated by the terms of the Plan as approved by stockholders), (ii) allows for grants of Options or Stock Appreciation Rights (other than Substitute Awards) at an exercise price less than Fair Market Value at the time of grant or (iii) amends the last sentence of Section 6 in a manner that would permit a reduction in the exercise price of Options or Stock Appreciation Rights (or options or stock appreciation rights granted under another plan of the Companies) shall be effective without stockholder approval. Presentation of this Plan or any amendment hereof for stockholder approval shall not be construed to limit the Company’s authority to offer similar or dissimilar benefits under other plans without stockholder approval.

(b) The Committee shall not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce the exercise price. Furthermore, no Option or Stock Appreciation Right will be cancelled in exchange for cash or other Awards or replaced with Awards having a lower exercise price without further approval of the stockholders of the Company. This Section 19(b) is intended to prohibit the repricing of “underwater” Option Rights and shall not be construed to prohibit the adjustments provided for in Section 17 of the Plan.

(c) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(d) To the extent permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability, or normal or early retirement (or in the case of hardship or other special circumstances) of a Participant who holds (i) an Option or Stock

Appreciation Right not immediately exercisable in full, or (ii) any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or (iii) any RSUs as to which the period of restrictions has not been completed, or (iv) any Performance Units or Performance Awards which have not been fully earned, or (v) any other awards made pursuant to Section 12 subject to any vesting schedule or transfer restriction, or (vi) Common Shares subject to any transfer restriction imposed pursuant to Section 16(b), the Committee may, in its sole discretion, accelerate the time at which such Option or Stock Appreciation Right may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such restriction period will end, or the time at which such Performance Units or Performance Awards will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award. However, the foregoing shall apply to a Covered Employee only in the case of death or disability, and only after the Committee has taken into account the tax consequences of taking such action.

(e) No grant shall be made under this Plan more than ten (10) years after the date on which this Plan is first approved by the stockholders of the Company, but all grants made on or prior to such date shall continue in effect thereafter subject to the terms thereof and of this Plan.

20.	Governing Law.

The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.

NOTICE
OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

May 4, 2010

IMPORTANT:

All stockholders are requested to mark, date, sign, and mail promptly the enclosed proxy for which an envelope is provided, or cast their ballots by Internet or telephone.

*** Exercise Your Right to Vote ***
IMPORTANT NOTICE Regarding the Availability of Proxy Materials

COOPER TIRE & RUBBER COMPANY
COOPER TIRE & RUBBER COMPANY
ATTN: JAMES KLINE
701 LIMA AVENUE
FINDLAY, OH 45840-0550

Meeting Information
Meeting Type:         Annual Meeting
For holders as of:   March 11, 2010
Date:   May 4, 2010   Time:  10:00 a.m. EDT

Location:	The Westin Detroit Metropolitan Airport Lindbergh Ballroom, McNamara Terminal 2501 Worldgateway Place Detroit, MI 48242

You are receiving this communication because you hold shares in the above named company.
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote —
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
THE NOTICE        PROXY STATEMENT        FORM 10-K        ANNUAL REPORT
How to View Online:
Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
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2) BY TELEPHONE:	1-800-579-1639
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Voting Items

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2, 3 AND 4.

1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2013, the nominees listed below.

Nominees:

01) Roy V. Armes 02) Thomas P. Capo 03) Robert D. Welding

2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2010.

3.	To consider a proposal to declassify the Board of Directors.

4.	To approve the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan.

5.	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M20930-P91856-Z52032	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COOPER TIRE & RUBBER COMPANY THE DIRECTORS RECOMMEND A VOTE “ FOR ” ITEMS 1, 2,3 AND 4.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except”and write the number(s) of the nominee(s) on the line below.

Vote on Directors		☐	☐	☐

1.	To elect as Directors of Cooper Tire & Rubber Company for a term expiring in 2013, the nominees listed below.

Nominees:

01) Roy V. Armes
02) Thomas P. Capo
03) Robert D. Welding

		For	Against	Abstain
Vote on Proposals
2.	To ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2010.	☐	☐	☐
3.	To consider a proposal to declassify the Board of Directors.	☐	☐	☐
4.	To approve the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan.	☐	☐	☐
5.	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

 The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 4. If any other matters properly come before the Annual Meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐
Please indicate if you plan to attend this meeting. ☐ ☐
Yes No

   Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
 The Notice, Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com.

M20931-P91856-Z52032

Proxy Card - Cooper Tire & Rubber Company

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF COOPER TIRE & RUBBER COMPANY FOR THE ANNUAL MEETING
OF STOCKHOLDERS TO BE HELD ON MAY 4, 2010
The undersigned hereby appoints Roy V. Armes, James E. Kline and Bradley E. Hughes, or any of them or their substitutes, as proxies, each with the power to appoint his substitutes, and hereby authorizes them to represent and vote, as designated herein, all the shares of common stock of Cooper Tire & Rubber Company held of record by the undersigned at the close of business on March 11, 2010, with all powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Tuesday, May 4, 2010, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
For stockholders, this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is indicated, this proxy will be voted “FOR” each of the director nominees named herein and “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm, “FOR” amending the Company’s Restated Certificate of Incorporation to provide for the annual election of Directors, and “FOR” the approval of the Cooper Tire & Rubber Company 2010 Incentive Compensation Plan. The proxies are authorized to take action in accordance with their judgment upon any other business that may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
Principal Trust Company is Trustee under the following defined contribution plans (the “Plans”) sponsored by Cooper Tire & Rubber Company: Spectrum Investment Savings Plan; Pre-Tax Savings Plan (Texarkana); and Pre-Tax Savings Plan (Findlay). This proxy card is also soliciting voting instructions on behalf of the Board of Directors of Cooper Tire & Rubber Company from Plan participants to direct the Trustee to vote the shares of common stock of Cooper Tire & Rubber Company held in the participants’ accounts under such Plans in accordance with their instructions.
If I, the undersigned, am a participant in any of the Plans, pursuant to the applicable terms of the Plan in which I am a participant, I hereby direct the Trustee to vote (in person or by proxy) all shares of common stock of Cooper Tire & Rubber Company held in my account under the Plan at the close of business on March 11, 2010 at the Annual Meeting of Stockholders to be held at The Westin Detroit Metropolitan Airport, Lindbergh Ballroom, McNamara Terminal, 2501 Worldgateway Place, Detroit, Michigan 48242, on Tuesday, May 4, 2010, at 10:00 a.m. E.D.T., or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting, in accordance with the instructions given by me on the opposite side of this proxy card.
For Plan participants, this proxy card, when properly executed, will be voted in the manner directed herein by the undersigned participant(s). If no direction is indicated, the Trustee will vote in the same manner in which the Trustee is directed to vote the majority of the aggregate shares held by Plan participants. In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the Annual Meeting, or any reconvened Annual Meeting following any adjournment(s) or postponement(s) of the Annual Meeting.
YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. FOR STOCKHOLDERS, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, BUT THE PROXIES CANNOT VOTE THESE SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD. FOR PLAN PARTICIPANTS, IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, YOU WILL NEED TO MARK THE “FOR” BOXES FOR PROPOSALS 1,2,3 AND 4.
PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be voted on the reverse side)